                                                                  Exhibit 4.1


                             ATRIUM COMPANIES, INC.,
                                    as Issuer

                          THE GUARANTORS named herein,
                                  as Guarantors

                                       and

                      STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee

                              ---------------------


                                    INDENTURE

                            Dated as of May 17, 1999

                              --------------------


                                  $175,000,000


              10 1/2% Senior Subordinated Notes due 2009, Series A

              10 1/2% Senior Subordinated Notes due 2009, Series B

                              CROSS-REFERENCE TABLE


Trust Indenture                                                   Indenture
  Act Section                                                      Section
  -----------                                                      -------
Section 310(a)(1)                                                6.09
           (a)(2)                                                6.09
           (a)(3)                                                Not Applicable
           (a)(4)                                                Not Applicable
           (b)                                                   6.08, 6.10
Section 311(a)                                                   6.13
           (b)                                                   6.13
           (c)                                                   Not Applicable
Section 312(a)                                                   3.06, 7.01
           (b)                                                   7.02
           (c)                                                   7.02
Section 313(a)                                                   7.03
           (b)                                                   7.03
           (c)                                                   7.03
           (d)                                                   7.03
Section 314(a)                                                   10.10
           (a)(4)                                                10.13
           (b)                                                   Not Applicable
           (c)(1)                                                1.04, 4.04, 12.05
           (c)(2)                                                1.04, 4.04, 12.04
           (c)(3)                                                Not Applicable
           (d)                                                   Not Applicable
           (e)                                                   1.04
Section 315(a)                                                   6.01(a)
           (b)                                                   6.02
           (c)                                                   6.01(b)
           (d)                                                   6.01(c)
           (e)                                                   5.14
Section 316(a)(last sentence)                                    Not Applicable
           (a)(1)(A)                                             5.12
           (a)(1)(B)                                             5.13
           (a)(2)                                                Not Applicable
           (b)                                                   5.08
           (c)                                                   9.07
Section 317(a)(1)                                                5.03
           (a)(2)                                                5.04
           (b)                                                   10.03
Section 318(a)                                                   1.08


-------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed a part of the Indenture.

                                TABLE OF CONTENTS


                                                                                   Page
                                                                                   ----
PARTIES.                                                                             1
RECITALS.                                                                            1

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.   Definitions.                                                         2
Section 1.02.   Other Definitions.                                                  30
Section 1.03.   Rules of Construction.                                              30
Section 1.04.   Form of Documents Delivered to Trustee.                             31
Section 1.05.   Acts of Holders.                                                    32
Section 1.06.   Notices, etc., to the Trustee, the Company and the Guarantors.      32
Section 1.07.   Notice to Holders; Waiver.                                          33
Section 1.08.   Conflict with Trust Indenture Act.                                  33
Section 1.09.   Effect of Headings and Table of Contents.                           34
Section 1.10.   Successors and Assigns.                                             34
Section 1.11.   Separability Clause.                                                34
Section 1.12.   Benefits of Indenture.                                              34
Section 1.13.   GOVERNING LAW.                                                      34
Section 1.14.   No Recourse Against Others.                                         34
Section 1.15.   Independence of Covenants.                                          35
Section 1.16.   Exhibits.                                                           35
Section 1.17.   Counterparts.                                                       35
Section 1.18.   Duplicate Originals.                                                35

                                   ARTICLE TWO

                            NOTE AND GUARANTEE FORMS

Section 2.01.   Form and Dating.                                                    35

                                  ARTICLE THREE

                                    THE NOTES

Section 3.01.   Title and Terms.                                                    36
Section 3.02.   Optional Redemption.                                                37
Section 3.03.   Registrar and Paying Agent.                                         37



                                                                                   Page
                                                                                   ----
Section 3.04.   Execution and Authentication.                                       37
Section 3.05.   Temporary Notes.                                                    39
Section 3.06.   Transfer and Exchange.                                              39
Section 3.07.   Mutilated, Destroyed, Lost and Stolen Notes.                        40
Section 3.08.   Payment of Interest; Interest Rights Preserved.                     41
Section 3.09.   Persons Deemed Owners.                                              42
Section 3.10.   Cancellation.                                                       43
Section 3.11.   Legal Holidays.                                                     43
Section 3.12.   CUSIP and CINS Numbers.                                             44
Section 3.13.   Paying Agent To Hold Money in Trust.                                44
Section 3.14.   [Intentionally Omitted].                                            44
Section 3.15.   Deposits of Monies.                                                 44
Section 3.16.   Book-Entry Provisions for Global Notes.                             45
Section 3.17.   Special Transfer Provisions.                                        46

                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01.   Company's Option To Effect Defeasance or Covenant Defeasance.       49
Section 4.02.   Defeasance and Discharge.                                           49
Section 4.03.   Covenant Defeasance.                                                50
Section 4.04.   Conditions to Defeasance or Covenant Defeasance.                    50
Section 4.05.   Deposited Money and U.S. Government Obligations To Be Held in
                 Trust; Other Miscellaneous Provisions.                             53
Section 4.06.   Reinstatement.                                                      53

                                  ARTICLE FIVE

                                    REMEDIES

Section 5.01.   Events of Default.                                                  54
Section 5.02.   Acceleration of Maturity; Rescission and Annulment.                 56
Section 5.03.   Collection of Indebtedness and Suits for Enforcement
                 by Trustee.                                                        57
Section 5.04.   Trustee May File Proofs of Claims.                                  57
Section 5.05.   Trustee May Enforce Claims Without Possession of Notes.             58
Section 5.06.   Application of Money Collected.                                     59
Section 5.07.   Limitation on Suits.                                                59
Section 5.08.   Unconditional Right of Holders To Receive Principal, Premium
                 and Interest.                                                      60



                                                                                   Page
                                                                                   ----
Section 5.09.   Restoration of Rights and Remedies.                                 60
Section 5.10.   Rights and Remedies Cumulative.                                     60
Section 5.11.   Delay or Omission Not Waiver.                                       61
Section 5.12.   Control by Majority.                                                61
Section 5.13.   Waiver of Past Defaults.                                            61
Section 5.14.   Undertaking for Costs.                                              62
Section 5.15.   Waiver of Stay, Extension or Usury Laws.                            62

                                   ARTICLE SIX

                                   THE TRUSTEE

Section 6.01.   Certain Duties and Responsibilities.                                63
Section 6.02.   Notice of Defaults.                                                 63
Section 6.03.   Certain Rights of Trustee.                                          64
Section 6.04.   Trustee Not Responsible for Recitals, Dispositions of Notes or
                 Application of Proceeds Thereof.                                   65
Section 6.05.   Trustee and Agents May Hold Notes; Collections; Etc.                65
Section 6.06.   Money Held in Trust.66
Section 6.07.   Compensation and Indemnification of Trustee and Its Prior Claim.    66
Section 6.08.   Conflicting Interests.                                              67
Section 6.09.   Corporate Trustee Required; Eligibility.                            67
Section 6.10.   Resignation and Removal; Appointment of Successor Trustee.          67
Section 6.11.   Acceptance of Appointment by Successor.                             69
Section 6.12.   Merger, Conversion, Amalgamation, Consolidation or Succession
                 to Business.                                                       69
Section 6.13.   Preferential Collection of Claims Against Company and Guarantors.   70

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01.   Preservation of Information; Company To Furnish Trustee Names and
                 Addresses of Holders.                                              70
Section 7.02.   Communications of Holders.                                          71
Section 7.03.   Reports by Trustee.                                                 71

                                  ARTICLE EIGHT



                                                                                   Page
                                                                                   ----

                   CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

Section 8.01.   Company May Consolidate, etc., Only on Certain Terms.               71
Section 8.02.   Successor Substituted.                                              73

                                  ARTICLE NINE

                       SUPPLEMENTAL INDENTURES AND WAIVERS

Section 9.01.   Supplemental Indentures, Agreements and Waivers Without Consent
                 of Holders.                                                        74
Section 9.02.   Supplemental Indentures, Agreements and Waivers with Consent
                 of Holders.                                                        75
Section 9.03.   Execution of Supplemental Indentures, Agreements and Waivers.       76
Section 9.04.   Effect of Supplemental Indentures.                                  77
Section 9.05.   Conformity with Trust Indenture Act.                                77
Section 9.06.   Reference in Notes to Supplemental Indentures.                      77
Section 9.07.   Record Date.                                                        77
Section 9.08.   Revocation and Effect of Consents.                                  78

                                   ARTICLE TEN

                                    COVENANTS

Section 10.01.  Payment of Principal, Premium and Interest.                         78
Section 10.02.  Maintenance of Office or Agency.                                    78
Section 10.03.  Money for Note Payments To Be Held in Trust.                        79
Section 10.04.  Corporate Existence.                                                80
Section 10.05.  Payment of Taxes and Other Claims.                                  81
Section 10.06.  Maintenance of Properties.                                          81
Section 10.07.  Insurance.                                                          81
Section 10.08.  Books and Records.                                                  82
Section 10.09.  Guarantees.                                                         82
Section 10.10.  Provision of Financial Statements.                                  82
Section 10.11.  Change of Control.                                                  83
Section 10.12.  Limitation on Indebtedness.                                         85
Section 10.13.  Statement by Officers as to Default.                                86
Section 10.14.  Limitation on Restricted Payments.                                  87
Section 10.15.  Limitation on Transactions with Affiliates.                         91
Section 10.16.  Limitation on Sale of Assets.                                       92



                                                                                   Page
                                                                                   ----
Section 10.17.  Limitation on Liens.                                                96
Section 10.18.  Limitation on Incurrence of Senior Subordinated Indebtedness.       97
Section 10.19.  Limitation on Sale of Capital Stock of Restricted Subsidiaries.     97
Section 10.20.  Limitation on Dividends and Other Payment Restrictions Affecting
                 Restricted Subsidiaries.                                           97
Section 10.21.  [Intentionally Omitted].                                            99
Section 10.22.  Limitations on Guarantees by Restricted Subsidiaries.               99
Section 10.23.  Compliance Certificates and Opinions.                               99

                                 ARTICLE ELEVEN

                           SATISFACTION AND DISCHARGE

Section 11.01.  Satisfaction and Discharge of Indenture.                           100
Section 11.02.  Application of Trust Money.                                        101

                                 ARTICLE TWELVE

                               GUARANTEE OF NOTES

Section 12.01.  Unconditional Guarantee.                                           102
Section 12.02.  Subordination of Guarantees.                                       103
Section 12.03.  Execution and Delivery of Guarantee.                               103
Section 12.04.  Additional Guarantors.                                             104
Section 12.05.  Release of a Guarantor.                                            104
Section 12.06.  Waiver of Subrogation.                                             105
Section 12.07.  Reliance on Judicial Order or Certificate of Liquidating Agent
                 Regarding Dissolution, etc. of Guarantors.                        105
Section 12.08.  Article Twelve Applicable to Paying Agents.                        106
Section 12.09.  No Suspension of Remedies.                                         106
Section 12.10.  Limitation of Guarantor's Liability.                               106
Section 12.11.  Contribution from Other Guarantors.                                106
Section 12.12.  Obligations Reinstated.                                            107
Section 12.13.  No Obligation To Take Action Against the Company.                  107
Section 12.14.  Dealing with the Company and Others.                               107

                                ARTICLE THIRTEEN

                       REDEMPTIONS AND OFFERS TO PURCHASE



                                                                                   Page
                                                                                   ----
Section 13.01.  Notice to Trustee.                                                 108
Section 13.02.  Selection of Notes To Be Redeemed or Purchased.                    109
Section 13.03.  Notice of Redemption.                                              109
Section 13.04.  Effect of Notice of Redemption.                                    110
Section 13.05.  Deposit of Redemption Price.                                       110
Section 13.06.  Notes Redeemed in Part.                                            111
Section 13.07.  Optional Redemption.                                               111
Section 13.08.  Procedures Relating to Mandatory Offers.                           112

                                ARTICLE FOURTEEN

                                  SUBORDINATION

Section 14.01.  Agreement to Subordinate.                                          114
Section 14.02.  Liquidation; Dissolution; Bankruptcy.                              114
Section 14.03.  Default on Designated Senior Indebtedness.                         115
Section 14.04.  Acceleration of Notes.                                             116
Section 14.05.  When Distributions Must Be Paid Over.                              116
Section 14.06.  Notice.                                                            117
Section 14.07.  Subrogation.                                                       117
Section 14.08.  Relative Rights.                                                   118
Section 14.09.  The Company, the Guarantors and Holders May Not Impair
                 Subordination.                                                    118
Section 14.10.  Distribution or Notice to Representative.                          119
Section 14.11.  Rights of Trustee and Paying Agent.                                120
Section 14.12.  Authorization To Effect Subordination.                             120
Section 14.13.  Payment.                                                           120
Section 14.14.  Trust Moneys Not Subordinated; Permitted Junior Securities.        121


Exhibit A-1   - Form of Series A Note

Exhibit A-2   - Form of Series B Note

Exhibit B     - Form of Legend for Book-Entry Securities

Exhibit C     - Form of Certificate To Be Delivered in Connection with
                Transfers Pursuant to Regulation S

Exhibit D     - Form of Guarantee

Exhibit E     - Registration Rights Agreement


----------
Note: This Table of Contents shall not, for any purpose, be deemed a part of the Indenture.

                   INDENTURE, dated as of May 17, 1999, among ATRIUM COMPANIES, INC., a Delaware corporation (the "Company"), as issuer, the GUARANTORS NAMED HEREIN, as guarantors (the "Guarantors"), and STATE STREET BANK AND TRUST COMPANY, as trustee (the "Trustee").

                                    RECITALS

                   The Company has duly authorized the creation of an issue of
(i) 10 1/2% Senior Subordinated Notes due 2009, Series A (the "Initial Notes") and (ii) 10 1/2% Senior Subordinated Notes due 2009, Series B (the "Exchange Notes") to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as defined herein). The Initial Notes, the Exchange Notes and the Private Exchange Notes (as defined herein), if any, are collectively referred to as the "Notes" and are treated as a single class of securities under this Indenture. To provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

                   The Guarantors have duly authorized their senior subordinated guarantees of the Notes and to provide therefor, the Guarantors have duly authorized the execution and delivery of this Indenture and their Guarantees (as defined herein) under the terms set forth herein.

                   All things necessary have been done to make the Notes and the Guarantees, when executed by the Company and the Guarantors, respectively, and authenticated and delivered hereunder and duly issued by the Company and the Guarantors, respectively, the valid obligations of the Company and the Guarantors and to make this Indenture a valid agreement of each of the Company, the Guarantors and the Trustee in accordance with the terms hereof.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                   For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined) of the Notes, as follows:


                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.      DEFINITIONS.

                   "ADDITIONAL ASSETS" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; or (iv) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; PROVIDED, HOWEVER, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

                   "ADJUSTED NET ASSETS" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date, and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Restricted Subsidiary by such Guarantor in respect of the obligations of such Restricted Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

                   "AFFILIATE" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns 10% or more of any class of Capital Stock of the specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For avoidance of doubt, Ardshiel is an "Affiliate" of the Company on the Issue Date based on its contractual rights to direct the management and policies of the Company.

                   "AFFILIATE TRANSACTION" has the meaning set forth under
Section 10.15.

                   "ARDSHIEL" means Ardshiel, Inc.

                   "ASSET ACQUISITION" means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary or will be merged or consolidated with or into the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of the assets of such Person or any division or line of business of such Person.

                   "ASSET DISPOSITION" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares), or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the fiscal year in which such disposition is consummated, do not exceed $1.0 million, and (v) transactions permitted by Section 8.01 and the creation of any Lien not prohibited by Section 10.17. Notwithstanding anything to the contrary contained above, a Restricted Payment or other payment or Investment made in compliance with Section 10.14 shall not constitute an Asset Disposition except for purposes of determination of the Consolidated Coverage Ratio.

                   "ATRIUM HOLDINGS" means Atrium Corporation, a Delaware corporation and the owner on the date hereof of all the outstanding capital stock of the Company, and its successors.

                   "ATRIUM HOLDINGS DISCOUNT NOTES" means the 12% Senior Discount Debentures Due 2010 of Atrium Holdings, having an aggregate principal amount at maturity of $80,562,000 as of the Issue Date.

                   "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                   "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by (b) the amount of such payment by (ii) the sum of all such payments.

                   "BANKRUPTCY LAW" means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                   "BANKRUPTCY ORDER" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, "concordate" or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

                   "BOARD OF DIRECTORS" means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

                   "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by its respective Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                   "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or a place of payment are authorized or obligated by law, regulation or executive order to close.

                   "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                   "CAPITALIZED LEASE OBLIGATIONS" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

                   "CASH EQUIVALENTS" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with A term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by A corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A-2" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of any or all of clauses (i) through (v) above.

                   "CEDEL" means Cedel Bank, Societe anonyme.

                   "CHANGE OF CONTROL" means the occurrence of any of the following events (whether or not approved by the Board of Directors of Parent, Atrium Holdings or the Company):

         (i) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (b) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Stock of the surviving or transferee corporation, as applicable;

         (iii) a majority of the Board of Directors of the Company (but not a committee thereof) shall consist of Persons who are not Continuing Directors of the Company; or

         (iv) (a) prior to the consummation of an Initial Public Offering, the Permitted Holders fail to collectively beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, at least a majority of the total voting power of then outstanding Voting Stock of the Company or fail to have the ability to appoint a majority of the Board of Directors of the Company or (b) at or after the consummation of an Initial Public Offering, (1) any Person or Group (other than the Permitted Holders) shall (A) beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, more than 50% of the total voting power of the then outstanding Voting Stock of the Company or (B) have the right or power to appoint, directly or indirectly, a majority of the Board of Directors of the Company.

PROVIDED that any Person or group shall be deemed to beneficially own any Voting Stock beneficially owned by any other Person (the "parent entity") so long as such Person or group beneficially owns, directly or indirectly, a majority of the then outstanding Voting Stock of the parent entity and no other Person or group has the right to designate or appoint a majority of the directors of such parent entity.

                   "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

                   "COMMODITY AGREEMENT" means any commodity future contract, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary that is designed to protect the Company or any Restricted Subsidiary against fluctuations in the price of commodities used by the Company or a Restricted Subsidiary as raw materials in the ordinary course of business.

                   "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                   "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any one of its Chief Executive Officer, its President or an Executive Vice President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or its chief financial officer, and delivered to the Trustee.

                   "CONSOLIDATED CASH FLOW" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense,
(ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) exchange or translation losses on foreign currencies, and (vi) all other noncash items reducing Consolidated Net Income (excluding any noncash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes) and less, to the extent added in calculating Consolidated Net Income, (x) exchange or translation gains on foreign currencies, (y) noncash items (excluding such noncash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes) and (z) dividends or distributions paid pursuant to clause (iv) under
Section 10.14(b), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Company shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income. For any period for which Consolidated Cash Flow is being measured that includes the fiscal quarter ended March 31, 1999, severance payments made during such fiscal quarter in an amount not to exceed $1.8 million shall be added back to Consolidated Cash Flow to the extent deducted in the calculation thereof.

                   "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to
(ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (1) if the Company or any of the Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a PRO FORMA basis to (A) such Indebtedness (other than Indebtedness incurred pursuant to the Section 10.12(b) on the date of determination) as if such Indebtedness had been Incurred on the first day of such period (PROVIDED that, if such Indebtedness is Incurred under a revolving credit facility

(or similar arrangement or under any predecessor revolving credit or similar arrangement), only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by senior management of the Company) shall be deemed outstanding for purposes of this calculation) and (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(2) if since the beginning of such period any Indebtedness of the Company or any of the Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (3) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of the Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, transferred or otherwise disposed of, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale, transfer or other disposition) and (ii) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period, (4) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Asset Acquisition, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto (including the incurrence of any Indebtedness) as if such Asset Acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period shall have made any Asset Disposition or Asset Acquisition that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto as if such Asset Disposition or Asset Acquisition occurred on the first day of such period. For purposes of this definition, whenever PRO FORMA effect is to be given to an Asset Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the PRO FORMA calculations shall be determined in accordance with GAAP and Regulation S-X under the Securities Act, to the extent applicable, in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term that extends at least until the end of such period).

                   "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements, and (viii) the product of (x) all cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly-Owned Subsidiary times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal, and less, to the extent included in such interest expense, the amortization of capitalized debt issuance costs.

                   "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) of the Company and the consolidated Restricted Subsidiaries for such period determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any person acquired by the Company or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of the Company to the extent that the payment of dividends or the making of distributions by such Restricted Subsidiary is prohibited, directly or indirectly, by contract, operation of law or otherwise, (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss (including non-recurring expenses related to the Transactions), (v) the cumulative effect of a change in accounting principles, (vi) noncash restructuring charges or writeoffs in connection with or related to the Transactions recorded before or within the one year period following the Issue Date, (vii) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) dividends or distributions paid to the Company or any of its Restricted Subsidiaries (unless and to the extent such Restricted Subsidiary is subject to clause (ii) above) by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary, the net income and net loss of which will not be included) shall be included only to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person and (viii) any noncash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of
Section 10.14 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or to a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 10.14 pursuant to clause (3)(D) under subsection (a) of such Section 10.14.

                   "CONTINUING DIRECTOR" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date of this Indenture, (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.

                   "CONTROL" means, with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                   "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Goodwin Square, 225 Asylum Street, Hartford, CT 06103, Facsimile: (860) 244-1897, Attention: Corporate Trust Administration (Atrium Companies, Inc.
10 1/2% Senior Subordinated Notes due 2009), except for purposes of Section 3.03 and Section 10.02. For purposes of Section 3.03 and Section 10.02, the Corporate Trust Office is located at the office of State Street Bank and Trust Company, N.A., an Affiliate of the Trustee, 61 Broadway, New York, NY 10006, Attention:
Corporate Trust Administration (Atrium Companies, Inc. 10 1/2% Senior

Subordinated Notes due 2009).

                   "COVENANT DEFEASANCE" has the meaning set forth in Section 4.03.

                   "CREDIT FACILITY" means the Credit Agreement, dated as of October 2, 1998, among the Company, Atrium Holdings, Parent, the guarantors named therein, Merrill Lynch Capital Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, Syndication Agent and Documentation Agent, and BankBoston, N.A., as Administrative Agent, and any other financial institutions from time to time party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, increasing the total commitment of, or otherwise restructuring (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                   "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

                   "CUSTODIAN" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other law respecting secured creditors and the enforcement of their security or any other Person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

                   "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                   "DEFEASANCE" has the meaning set forth in Section 4.02.

                   "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

                   "DESIGNATED SENIOR INDEBTEDNESS" means (a) all Senior Indebtedness, liquidated or contingent, outstanding under the Credit Facility and (b) any other Senior Indebtedness of the Company which, at the time of determination, is in an aggregate principal amount outstanding or committed for of at least $30.0 million and is specifically designated in the instrument governing such Senior Indebtedness as "Designated Senior Indebtedness" by the

Company.

                   "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise or is redeemable at the option of the holder thereof (except upon the occurrence of a Change of Control or Asset Disposition if such Capital Stock requires that the Change of Control Offer or Net Available Cash Offer, as applicable, with respect to the Notes be completed prior to any similar offer being made with respect to such Capital Stock), in whole or in part, on or prior to the final stated maturity of the Notes, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final stated maturity of the Notes.

                   "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

                   "EVENT OF DEFAULT" has the meaning set forth in Section 5.01.

                   "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

                   "EXCHANGE NOTES" means the 10 1/2% Senior Subordinated Notes due 2009, Series B, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

                   "EXCHANGE OFFER" shall have the meaning specified in the Registration Rights Agreement.

                   "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair market value shall be determined by the Board of Directors of the Company acting in good faith evidenced by a board resolution thereof delivered to the Trustee.

                   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date hereof, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the Indenture shall be computed in conformity with GAAP.

                   "GLOBAL NOTES" means one or more Notes in the form of EXHIBIT A-1 or A-2 bearing the legend set forth in EXHIBIT B.

                   "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee to such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

                   "GUARANTEE" means the guarantee by any Guarantor of the Company's obligations under the Indenture and the Notes pursuant to the guarantee in Article Twelve of this Indenture.

                   "GUARANTOR" means the Subsidiaries listed as guarantors in this Indenture and any other Subsidiary which is a guarantor of the Notes, including any Person that executes or is required after the date of this Indenture to execute a guarantee of the Notes as described in Section 12.04 and
Section 10.22, until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor; PROVIDED, that for purposes hereof the term "Guarantor" shall not include any Unrestricted Subsidiary unless specifically provided otherwise or any Person that has been released from its Guarantee in accordance with the terms of this Indenture. As of the Issue Date, all of the Company's Restricted Subsidiaries will be Guarantors.

                   "HOLDER" or "NOTEHOLDER" means a Person in whose name a Note is registered in the Note Register.

                   "INCUR" means issue, assume, guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

                   "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses incurred in the ordinary course of business payable in accordance with industry practices), (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of such Indebtedness shall be the lesser of the fair market value of such asset at such date of determination and the amount of such Indebtedness of such other Person, (vii) all Indebtedness of other Persons to the extent guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Notes (but excluding, in each case, any accrued dividends) and (ix) to the extent not otherwise included in this definition, net obligations under Currency Agreements, Interest Rate Agreements and Commodity Agreements.

                   "INDENTURE" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                   "INDENTURE OBLIGATIONS" means the obligations of the Company and any other obligor under this Indenture or under the Notes, to pay principal of, premium, if any, and interest on the Notes when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Indenture, the Notes or the Guarantees and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 6.07 hereof) and the Holders of the Notes under this Indenture, the Notes and the Guarantees, according to the terms thereof.

                   "INITIAL NOTES" means the 10 1/2% Senior Subordinated Notes due 2009, Series A, of the Company.

                   "INITIAL PUBLIC OFFERING" means a primary underwritten public offering of the common stock of Parent, Atrium Holdings or the Company or any other direct or indirect holding company thereof, other than any public offering or sale pursuant to a registration statement on Form S-8 or a comparable form.

                   "INITIAL PURCHASER" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                   "INTEREST" means, when used with respect to any Note, the amount of all interest accruing on such Note, including all liquidated damages payable on the Notes pursuant to the Registration Rights Agreement and all interest accruing subsequent to the occurrence of any events specified in Sections 5.01(i), (j) and (k) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law. "INTEREST PAYMENT DATE" means, when used with respect to any Note, the Stated Maturity of an installment of interest on such Note, as set forth in such Note.

                   "INTEREST RATE AGREEMENT" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

                   "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of Section 10.14, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the portion (proportionate to the Company's equity interest in an Unrestricted Subsidiary to be redesignated as a Restricted Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors certified in an Officers' Certificate, and (iii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                   "ISSUE DATE" means the original issue date of the Notes under this Indenture.

                   "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                   "MATURITY DATE" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

                   "NET AVAILABLE CASH" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition; PROVIDED, HOWEVER, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves and retained by the Company or any

Restricted Subsidiary of the Company after such Asset Disposition, and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); PROVIDED, HOWEVER, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

                   "NET AVAILABLE CASH OFFER" has the meaning set forth under
Section 10.16.

                   "NON-RECOURSE DEBT" means Indebtedness as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) other than a non-recourse pledge of the Capital Stock of an Unrestricted Subsidiary securing Indebtedness of such Unrestricted Subsidiary or (b) is directly or indirectly liable (as a guarantor or otherwise).

                   "NON-U.S. PERSON" has the meaning assigned to such term in Regulation S.

                   "NOTES" has the meaning specified in the Recitals of this Indenture.

                   "NOTES AMOUNT" has the meaning set forth under Section 10.16.

                   "NOTES PORTION OF UNUTILIZED NET AVAILABLE CASH" has the meaning set forth under Section 10.16

                   "OFFER" means a Change of Control Offer made pursuant to
Section 10.11 or a Net Available Cash Offer made pursuant to Section 10.16.

                   "OFFERING MEMORANDUM" means the offering memorandum dated as of May 10, 1999 relating to the Notes.

                   "OFFICER" means, with respect to the Company or any Guarantor, the Chief Executive Officer, the President, an Executive Vice President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or the Chief Financial Officer.

                   "OFFICERS' CERTIFICATE" means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer, an Executive Vice President, or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company or any Guarantor, as the case may be, and delivered to the Trustee.

                   "144A GLOBAL NOTE" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

                   "OPINION OF COUNSEL" means a written opinion of counsel who may be counsel for the Company, a Guarantor, or the Trustee, and who shall be reasonably acceptable to the Trustee.

                   "OTHER GUARANTEED INDEBTEDNESS" has the meaning set forth under Section 10.22.

                   "OTHER INDEBTEDNESS" has the meaning set forth under Section 10.16.

                   "OUTSTANDING" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

         (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Guarantor or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Guarantor or any Affiliate thereof (if the Company or such Guarantor or Affiliate shall act as Paying Agent) for the Holders of such Notes; PROVIDED, HOWEVER, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

         (iii) Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03; and

         (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, any Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act as a Holder with respect to such Notes and that the pledgee is not the Company, any Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Guarantor or such other obligor. If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be Outstanding and interest on them ceases to accrue. Notes may also cease to be outstanding to the extent expressly provided in Article Four.

                   "PARENT" means D and W Holdings, Inc., a Delaware corporation and the owner on the date hereof of all the outstanding capital stock of Atrium Holdings, and its successors.

                   "PERMITTED HOLDERS" means (i) GE Investment Private Placement Partners II, a Limited Partnership, (ii) Ardshiel, or (iii) any of their Affiliates.

                   "PERMITTED INDEBTEDNESS" means

         (i) (A) Indebtedness of the Company owing to and held by any Restricted Subsidiary so long as such Indebtedness is subordinated to the Notes to the same extent that the Notes are subordinated to Senior Indebtedness or (B) Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except, in the case of subclause (A), to a Restricted Subsidiary or, in the case of subclause (B), to the Company or a Restricted Subsidiary) shall be deemed in each case to constitute the Incurrence of such Indebtedness by the issuer thereof;

         (ii) Indebtedness represented by (x) the Notes, (y) any Indebtedness (other than the Indebtedness described in subclauses (i), (ii) and (iv) under Section 10.12(b) and other than Indebtedness Incurred pursuant to clause (i) above or clause (iv), (v), (vi) or (vii) below) outstanding on the Issue Date and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (ii) or Incurred as described in Section 10.12(a);

         (iii) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 10.12(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iii) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iii);

         (v)            Indebtedness of the Company or any Restricted Subsidiary
         (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of the Restricted Subsidiaries to their customers in the ordinary course of their business and not for money borrowed, (B) in respect of performance bonds or similar obligations of the Company or any of the Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business and not for money borrowed in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (C) arising from guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) incurred in the ordinary course of business and not for money borrowed and (D) under Currency Agreements, Interest Rate Agreements and Commodity Agreements; PROVIDED, HOWEVER that in the case of subclause (D), such agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and, in the case of Interest Rate Agreements and Currency Agreements, such Interest Rate Agreements and Currency Agreements correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of this Indenture or the business transactions of the Company or the Restricted Subsidiaries on customary terms entered into in the ordinary course of business and otherwise in compliance with this Indenture, as applicable;

         (vi) Indebtedness of the Company or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of the Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of the Restricted Subsidiaries in connection with such disposition;

         (viii) Indebtedness consisting of (A) guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by a Restricted Subsidiary that is a Guarantor without violation of this Indenture and
         (B) guarantees by a Restricted Subsidiary of Indebtedness Incurred by the Company without violation of this Indenture (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of this Indenture, including, without limitation,
         Section 10.22); and

         (ix) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is extinguished within two Business Days of its incurrence.

                   "PERMITTED INVESTMENT" means an Investment by the Company or any of the Restricted Subsidiaries in:

         (i)            the Company or a Restricted Subsidiary of the Company;
         PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

         (ii) another Person if as a result of such Investment such other Person becomes a Restricted Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that in each case such Person's primary business is a Related Business;

         (iii)          Cash Equivalents;

         (iv) receivables owing to the Company or any of the Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

         (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

         (vii) (a) loans or advances by the Company or a Restricted Subsidiary to employees of Parent, Atrium Holdings, the Company or any Subsidiary of the Company for purposes of purchasing the Company's, Atrium Holding's or Parent's common stock in an aggregate amount outstanding at any one time not to exceed $5.0 million and (b) other loans and advances by the Company or a Restricted Subsidiary to employees of Parent, Atrium Holdings, the Company or any Subsidiary of the Company made in the ordinary course of business of the Company or such Restricted Subsidiary;

         (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of the Restricted Subsidiaries or in satisfaction of judgments or claims;

         (ix) a Person engaged in a Related Business or a loan or advance to the Company the proceeds of which are used solely to make an Investment in a Person engaged in a Related Business or a guarantee by the Company of Indebtedness of any Person in which such Investment has been made; PROVIDED, HOWEVER, that no Permitted Investments may be made pursuant to this clause (viii) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (viii) exceed $5.0 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (viii), or any release or other cancellation of any guarantee constituting such Permitted Investment);

         (x) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for asset dispositions effected in compliance with Section 10.16;

         (xi) prepayments and other credits to suppliers made in the ordinary course of business of the Company and the Restricted Subsidiaries; and

         (xii) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business and not for money borrowed in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

                   "PERMITTED JUNIOR SECURITIES" means (i) Capital Stock (other than Disqualified Stock) issued by the Company to pay interest on the Notes or issued in exchange for the Notes, (ii) securities substantially identical to the Notes issued by the Company in payment of interest accrued thereon or (iii) securities issued by the Company which are subordinated to the Senior Indebtedness at least to the same extent as the Notes and having an Average Life at least equal to the remaining Average Life of the Notes.

                   "PERMITTED LIENS" means:

         (i) Liens on property or shares of Capital Stock of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;

         (ii) Liens on a property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; PROVIDED that such Liens were not created, incurred or assumed in connection with such acquisition;

         (iii)          Liens existing on the Issue Date;

         (iv) Liens in favor of the Company or any Restricted Subsidiary so long as held by the Company or any Restricted Subsidiary;

         (v) Liens securing Indebtedness consisting of Capitalized Lease Obligations, purchase money obligations, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries or in a Related Business, or repairs, additions or improvements to such assets; PROVIDED, HOWEVER, that any such Lien encumbers only the assets so financed, purchased, constructed or improved;

         (vi) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto);

         (vii) Liens securing letters of credit or surety bonds entered into in the ordinary course of business and consistent with past business practice and not for money borrowed; and

         (vii) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary.

                   "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                   "PREDECESSOR NOTE" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.07 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                   "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                   "PRIVATE EXCHANGE SECURITIES" shall have the meaning specified in the Registration Rights Agreement.

                   "PRIVATE PLACEMENT LEGEND" shall mean the first paragraph of the legend initially set forth in the Securities in the form set forth on EXHIBIT A-1.

                   "PURCHASE AGREEMENT" means the Purchase Agreement dated as of May 10, 1999 among the Company, the Guarantors and the Initial Purchaser.

                   "QUALIFIED CAPITAL STOCK" of any Person shall mean any Capital Stock of such Person which is not Disqualified Stock.

                   "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                   "RECAPITALIZATION DATE" means October 2, 1998.

                   "REFINANCING INDEBTEDNESS" means Indebtedness (including Disqualified Stock) that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the Stated Maturity of the Notes and (B) the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Notes and
(B) the Average Life of the Indebtedness being refinanced, and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus the amount of any accrued or unpaid interest thereon, plus the amount of any stated or reasonably determined prepayment premium paid in connection with such refinancing, plus the amount of expenses of the Company or a Restricted Subsidiary incurred in connection with such refinancing.

                   "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of May 17, 1999 by and among the Company, the Guarantors and the Initial Purchaser, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof attached hereto as EXHIBIT E.

                   "REGULAR RECORD DATE" means the Regular Record Date specified in the Notes.

                   "REGULATION S" means Regulation S under the Securities Act.

                   "REGULATION S GLOBAL NOTE" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

                   "RELATED BUSINESS" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date, as reasonably determined by the Company's Board of Directors.

                   "REPRESENTATIVE" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness.

                   "RESPONSIBLE OFFICER" means, with respect to the Trustee and any officer in the Corporate Trust Administration Department of the Trustee and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

                   "RESTRICTED NOTE" means a Note that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Note.

                   "RESTRICTED PAYMENTS" has the meaning set forth under Section 10.14.

                   "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                   "RULE 144A" means Rule 144A under the Securities Act.

                   "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

                   "SENIOR INDEBTEDNESS" means, with respect to the Company or any Guarantor, as applicable, the principal of, premium, if any, and interest (including interest that would accrue but for the filing of a petition initiating any proceeding under any state or federal bankruptcy laws, whether or not such claim is allowable in such proceeding) on any Indebtedness of the Company or such Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be. Without limiting the generality of the foregoing, "Senior Indebtedness" will include the principal of, premium, if any, and interest (including interest that would accrue but for the filing of a petition initiating any proceeding under any state or federal bankruptcy laws, whether or not such claim is allowable in such proceeding) and all indemnity, fees, expenses and other payment obligations from time to time owed to the lenders under the Credit Facility. Notwithstanding the foregoing, "Senior Indebtedness" shall not include, to the extent constituting Indebtedness, (i) Indebtedness evidenced by the Notes or the Guarantees, (ii) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company or any Guarantor, (iii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or any Guarantor, (iv) Indebtedness which is represented by Disqualified Capital Stock,
(v) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Facility or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (v)), (vi) Indebtedness or other obligations of or amounts owed by the Company or any Guarantor for compensation to employees or for services rendered to the Company or such Guarantor, (vii) any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor, (viii) Indebtedness of the Company or any Guarantor to a Subsidiary of the Company and (ix) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (ix) if the holder(s) of such Indebtedness or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not violate this Indenture).

                   "SENIOR SUBORDINATED INDEBTEDNESS" means the Notes, the Guarantees and any other Indebtedness of the Company or a Guarantor that either
(x) specifically provides that such Indebtedness ranks PARI PASSU with the Notes or the Guarantee of such Guarantor, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company or a Guarantor, as the case may be, which is not Senior Indebtedness or (y) is otherwise deemed not to be Senior Indebtedness pursuant to the definition thereof unless it meets the definition of Subordinated Obligations.

                   "SIGNIFICANT SUBSIDIARY" means (i) any Restricted Subsidiary that, together with its Restricted Subsidiaries, would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission (PROVIDED that for purposes of Section 9.02(i), a 5% threshold under Rule 1-02 shall be used rather than the 10% threshold provided in Rule 1-02) and (ii) for purposes of Section 5.01, any other Restricted Subsidiary that when aggregated with all other Restricted Subsidiaries that are not Significant Subsidiaries as to which an event described under clauses(h), (i), (j) or (k) under Section 5.01 has occurred, together with their Restricted Subsidiaries, would constitute a Significant Subsidiary pursuant to clause (i) above (using a 5% threshold under Rule 1-02 rather than the 10% threshold provided in Rule 1-02). "SPECIAL RECORD DATE" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.08 hereof.

                   "SPECIAL RECORD DATE" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.08 hereof.

                   "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

                   "SUBORDINATED OBLIGATION" means any Indebtedness of the Company or a Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or the Guarantee of such Guarantor, as applicable, pursuant to a written agreement or by law (including, without limitation, Disqualified Capital Stock).

                   "SUBSIDIARY" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

                   "SURVIVING PERSON" means, with respect to any Person involved in any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of its properties and assets as an entirety, the Person formed by or surviving such merger or consolidation or the Person to which such sale, assignment, conveyance, transfer or lease is made.

                   "TAX SHARING AGREEMENT" means the Tax Sharing Agreement dated as of October 2, 1998, as amended on the Issue Date, by and among Parent and its subsidiaries named therein, as the same may be amended from time to time in accordance with its terms and the terms of the Credit Facility after the Issue Date so long as such agreement as so amended is no less favorable to the Company or the holders of the Notes in any material respect than the Tax Sharing Agreement as amended and in effect on the Issue Date.

                   "TRANSACTIONS" means (i) the recapitalization of the Company that occurred on the Recapitalization Date and (ii) the acquisition by the Company of all the outstanding Capital Stock of Heat, Inc., H.I.G. Vinyl, Inc. and Champagne Industries, Inc. on the Issue Date.

                   "TRANSFER RESTRICTED SECURITIES" shall have the meaning specified in the Registration Rights Agreement.

                   "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939, as amended.

                   "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                   "UNRESTRICTED NOTES" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in EXHIBIT A, including, without limitation, the Exchange Notes.

                   "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has consolidated total assets of $10,000 or less or (B) if such Subsidiary has consolidated total assets greater than $10,000, then such designation would be permitted under Section 10.14. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that (x) immediately after giving effect to such designation no Default shall have occurred and be continuing and (y) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation, if incurred at such time, would have been permitted to be incurred for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the holders of the Notes by promptly delivering to the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                   "UNUTILIZED NET AVAILABLE CASH" has the meaning set forth under Section 10.16.

                   "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                   "VOTING STOCK" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                   "WHOLLY-OWNED SUBSIDIARY" means a Restricted Subsidiary of the Company, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

Section 1.02.      OTHER DEFINITIONS.


                                                             Defined in
                  Term                                         Section
                  ----                                         -------
                  "Act"                                          1.05
                  "Agent Member"                                 3.16
                  "Applicable Premium"                          13.07
                  "Blockage Notice"                             14.03
                  "Change of Control Offer"                     10.11
                  "Change of Control Purchase Date"             10.11
                  "Cleaning Agency"                              3.16
                  "Defaulted Interest"                           3.08
                  "Defeased Notes"                               4.01
                  "Equity Offering"                             13.07
                  "insolvent Person"                             4.04
                  "Net Available Cash Offer Purchase Date"      10.16
                  "Note Register"                                3.06
                  "Paying Agent" or "Agent"                      3.03
                  "Payment Blockage Period"                     14.03
                  "pay the Notes"                               14.03
                  "Physical Notes"                               3.16
                  "Public Market"                               13.07
                  "Registrar"                                    3.03
                  "Required Filing Dates"                       10.10
                  "Restricted Payments"                         10.14
                  "Restricted Period"                            3.17
                  "Treasury Rate"                               13.07



Section 1.03.      RULES OF CONSTRUCTION.

                   For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                   (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                   (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                   (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                   (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                   (e) all references to "$" or "dollars" refer to the lawful currency of the United States of America; and

                   (f) the words "include," "included" and "including" as used herein are deemed in each case to be followed by the phrase "without limitation."

Section 1.04.      FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

                   In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                   Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Guarantor stating that the information with respect to such factual matters is in the possession of the Company or any Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                   Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

Section 1.05.      ACTS OF HOLDERS.

                   (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                   (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

                   (c) The ownership of Notes shall be proved by the Note Register.

                   (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.06.      NOTICES, ETC., TO THE TRUSTEE, THE COMPANY AND THE
                   GUARANTORS.

                   Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                   (a) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at Goodwin Square, 225 Asylum Street, Hartford, CT 06103 Facsimile: (860) 244-1897, Attention:
    Corporate Trust Administration (Atrium Companies, Inc. 10 1/2% Senior Subordinated Notes due 2009) or at any other address previously furnished in writing to the Holders, the Company and the Guarantors by the Trustee; or

                   (b) the Company or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company or such Guarantor addressed to it at Atrium Companies, Inc., 1341 West Mockingbird Lane, Suite 1200W, Dallas, Texas 75247, Facsimile: (214) 630-5058, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.07.      NOTICE TO HOLDERS; WAIVER.

                   Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                   In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 1.08.      CONFLICT WITH TRUST INDENTURE ACT.

                   If any provision hereof limits, qualifies or conflicts with any provision of the

Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

                   If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.09.      EFFECT OF HEADINGS AND TABLE OF CONTENTS.

                   The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10.      SUCCESSORS AND ASSIGNS.

                   All covenants and agreements in this Indenture by the Company and the Guarantors, shall bind their respective successors and assigns, whether so expressed or not.

Section 1.11.      SEPARABILITY CLAUSE.

                   In case any provision in this Indenture or in the Notes or any Guarantee issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12.      BENEFITS OF INDENTURE.

                   Nothing in this Indenture or in the Notes or in any Guarantee issued pursuant hereto, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13.      GOVERNING LAW.

                   THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

Section 1.14.      NO RECOURSE AGAINST OTHERS.

                   A director, officer, employee or stockholder, as such, of the Company or of a Guarantor shall not have any liability for any obligations of the Company or a Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

Section 1.15.      INDEPENDENCE OF COVENANTS.

                   All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

Section 1.16.      EXHIBITS.

                   All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 1.17.      COUNTERPARTS.

                   This Indenture may be executed in any number of counterparts and by telecopier, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 1.18.      DUPLICATE ORIGINALS.

                   The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


                                   ARTICLE TWO

                            NOTE AND GUARANTEE FORMS

Section 2.01.      FORM AND DATING.

                   The Notes and the Trustee's certificate of authentication with respect thereto and the Guarantees shall be in substantially the forms set forth, or referenced, in EXHIBIT A-1, EXHIBIT A-2 and EXHIBIT D, respectively, annexed hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes and Guarantees, as evidenced by their execution thereof.

                   The definitive Notes and Guarantees shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes and such Guarantees may be listed, if any, all as determined by the officers executing such Notes and Guarantees, as evidenced by their execution of such Notes and Guarantees.

                   Each Note shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture.


                                  ARTICLE THREE

                                    THE NOTES

Section 3.01.      TITLE AND TERMS.

                   PRINCIPAL AMOUNT. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $175,000,000 in aggregate principal amount of Notes, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 3.07, 9.06, 10.11 and 10.16.

                   MATURITY AND INTEREST. The Notes will mature on May 1, 2009. Interest on the Notes will accrue at the rate of 10 1/2% per annum from the Issue Date through maturity.

                   Interest will be payable semi-annually on each May 1 and November 1, commencing November 1, 1999, to the holders of record of Notes at the close of business on the April 15 and October 15, respectively, immediately preceding such interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                   The terms and provisions contained in the Notes annexed hereto as EXHIBITS A-1 and A-2 (including the Guarantees annexed hereto as EXHIBIT D) shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 3.02.      OPTIONAL REDEMPTION.

                   The Notes will be redeemable at the option of the Company as set forth in the Notes and in Article Thirteen.

Section 3.03.      REGISTRAR AND PAYING AGENT.

                   The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New
York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for payment (the "Paying Agent" or "Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes, the Guarantees and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" or "Agent" includes any additional paying agent. The Company may act as its own Paying Agent, except for the purposes of payments on account of principal on the Notes pursuant to Sections 10.11 and 10.16 hereof.

                   The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 6.07 hereof.

                   The Company initially appoints the Trustee as the Registrar and Paying Agent and agent for service of notices and demands at the Corporate Trust Office in connection with the Notes.

Section 3.04.      EXECUTION AND AUTHENTICATION.

                   The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A-1 hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication. Each Note shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of EXHIBIT D hereto.

                   Notes shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in EXHIBIT A-1, deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in EXHIBIT B. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                   All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; PROVIDED, HOWEVER, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Company and the Guarantors have been so complied with.

                   Two Officers shall sign, or one Officer shall sign, and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company, and the Guarantees for the Guarantors, by manual or facsimile signature.

                   If an Officer or Assistant Secretary whose signature is on a Note or a Guarantee, as the case may be, was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

                   The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount not to exceed $175,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $175,000,000, except as provided in
Section 3.07.

                   Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

                   The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                   The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

Section 3.05.      TEMPORARY NOTES.

                   Until definitive Notes are prepared and ready for delivery, the Company may execute and upon a Company Order the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes, in any authorized denominations, but may have variations that the Company reasonably considers appropriate for temporary Notes as conclusively evidenced by the Company's execution of such temporary Notes.

                   If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay but in no event later than the date that the Exchange Offer is consummated. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of like tenor and of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 3.06.      TRANSFER AND EXCHANGE.

                   The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being sometimes referred to herein as the "Note Register") in which, subject to such reasonable regulations as the Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided.

                   Subject to Sections 3.16 and 3.17, when Notes are presented to the Registrar or a co-Registrar with a request from the Holder of such Notes to register the transfer or exchange for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Notes are so presented for exchange, the Company and any Guarantor shall execute, and the Trustee shall authenticate and deliver, the Notes and Guarantees which the Holder making the exchange is entitled to receive. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 9.06, 10.11, 10.16 or 13.06 hereof (in which events the Company will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Note for a period of 15 days immediately preceding the first mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except, in the case of any Note where public notice has been given that such Note is to be redeemed in part, the portion thereof not to be redeemed.

                   All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                   Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

Section 3.07.      MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

                   If a mutilated Note is surrendered to the Trustee or if the Holder of a Note of claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon a Company Order, the Trustee shall authenticate and deliver a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding, and the Guarantors shall execute a replacement Guarantee, if the Holder of such Note furnishes to the Company and to the Trustee, in the case of such loss, destruction or theft, evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and an indemnity bond shall be posted by such Holder, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's and any Guarantor's expenses in replacing such Note (including (i) expenses of the Trustee charged to the Company and (ii) any tax or other governmental charge that may be imposed) and the Trustee may charge the Company for the Trustee's expenses in replacing such Note.

                   Every replacement Note and Guarantee issued pursuant to this
Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and each Guarantor, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                   The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.08.      PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

                   Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

                   Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or
(b) below:

                   (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subsection (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

                   (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection
    (b), such payment shall be deemed practicable by the Trustee.

                   Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.09.      PERSONS DEEMED OWNERS.

                   Prior to and at the time of due presentment for registration of transfer, the

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

Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.08) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.10.      CANCELLATION.

                   All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer or exchange, redemption or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.10, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the canceled Notes be returned to it. The Trustee shall provide the Company a list of all Notes that have been canceled from time to time as requested by the Company. If the Company or any Affiliate of the Company acquires any Notes (other than by redemption pursuant to Section 13.07 or an Offer pursuant to Section 10.11 or 10.16), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.

Section 3.11.      LEGAL HOLIDAYS.

                   In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest, Stated Maturity, Change of Control Purchase Date or Net Available Cash Offer Purchase Date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest, at the Stated Maturity or on the Change of Control Purchase Date or Net Available Cash Offer Purchase Date, as the case may be. In such event, no interest shall accrue with respect to such payment for the period from and after such Interest

Payment Date, Redemption Date, date established for the payment of Defaulted Interest, Stated Maturity, Change of Control Purchase Date or Net Available Cash Offer Purchase Date, as the case may be, to the next succeeding Business Day and, with respect to any Interest Payment Date, interest for the period from and after such Interest Payment Date shall accrue with respect to the next succeeding Interest Payment Date.

Section 3.12.      CUSIP AND CINS NUMBERS.

                   The Company in issuing the Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and if so, the Trustee shall use the CUSIP or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, as the case may be, printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or CINS number of any type of Notes.

Section 3.13.      PAYING AGENT TO HOLD MONEY IN TRUST.

                   Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and except if the Company, any Guarantor or any of their respective Affiliates is acting as Paying Agent, and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 3.14.      [Intentionally Omitted].

Section 3.15.      DEPOSITS OF MONIES.

                   Prior to 12:00 p.m. New York City time on each Interest Payment Date, Stated Maturity, Redemption Date, Change of Control Purchase Date and Net Available Cash Offer Purchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such

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

Interest Payment Date, Stated Maturity, Redemption Date, Change of Control Purchase Date and Net Available Cash Offer Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Stated Maturity, Redemption Date, Change of Control Purchase Date and Net Available Cash Offer Purchase Date, as the case may be.

Section 3.16.      BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

                   (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in EXHIBIT B.

                   Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                   (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes (as defined below) in accordance with the rules and procedures of the Depository. In addition, Notes in the form of EXHIBIT A-1 or EXHIBIT A-2, as the case may be (without bearing the legends set forth on EXHIBIT B (the "Physical Notes")), shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note, or that it will cease to be a "Clearing Agency" under the Exchange Act, and in either case a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

                   (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be

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

    transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.

                   (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount at maturity of Physical Notes of like tenor of authorized denominations.

                   (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to subparagraph (b) , (c) or (d) of this Section 3.16 shall, except as otherwise provided by Section 3.17, bear the Private Placement Legend set forth on EXHIBIT A-1.

                   (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 3.17.      SPECIAL TRANSFER PROVISIONS.

                   (a) TRANSFERS TO NON-U.S. PERSONS. The following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Non-U.S. Person:

              (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; PROVIDED, HOWEVER, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Notes thereunder or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT C hereto;

              (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Regulation S Global Note upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the

              Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred;

              (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the
              Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and
              (B) an increase in the principal amount of the Regulation S Global
              Note in an amount equal to the principal amount of the Global Note to be transferred; and

              (iv) until the 41st day after the Issue Date (the "Restricted Period"), an owner of a beneficial interest in the Regulation S Global Note may not transfer such interest to a transferee that is a U.S. Person or for the account or benefit of a U.S. Person within the meaning of Rule 902(o) of the Securities Act. During the Restricted Period, all beneficial interests in the Regulation S Global Note shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants.

                   (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):

              (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; PROVIDED, HOWEVER, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Note thereunder or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a

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

              transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

              (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred; and

              (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Global Note to be transferred.

                   (c) PRIVATE PLACEMENT LEGEND. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 3.17 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or
    (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

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

                   (d) OTHER TRANSFERS. If a Holder proposes to transfer a Note constituting a Restricted Note pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by Section 3.17(a) and (b), the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture.

                   (e) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                   The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.16 or this Section
3.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.


                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01.      Company's Option To Effect Defeasance or Covenant DEFEASANCE.

                   The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 4.02 or Section
4.03 be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in this Article Four.

Section 4.02.      DEFEASANCE AND DISCHARGE.

                   Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company and each Guarantor shall be deemed to have been discharged from their obligations with respect to the Defeased Notes and the related Guarantees on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05

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

and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, and, upon Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust funds described in Section 4.04 and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Defeased Notes under Sections 3.05, 3.06, 3.07, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section
4.03 with respect to the Notes.

Section 4.03.      COVENANT DEFEASANCE.

                   Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company and each Guarantor shall be released from their obligations under any covenant or provision contained in Sections 10.10 through 10.22 and the provisions of Section 8.01 (other than clause (i) of Section 8.01(a) and (b)) shall not apply, with respect to the Defeased Notes, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Sections 10.10 through 10.22 or
Section 8.01 (other than clause (i) of Section 8.01(a) and (b)), whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default under such Section 5.01(d), (f), (g), (h),
(i), (j) or (k)) (with respect only to Significant Subsidiaries in the case of
Section 5.01(i), (j) or (k) (other than a Default thereunder arising by reason of the covenant defeasance itself), but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

Section 4.04.      CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

                   The following shall be the conditions to application of either Section 4.02 or Section 4.03 to the Defeased Notes:

                   (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash in United States dollars in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in any such case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes at the Stated Maturity of such principal or installment of principal, premium, if any, or interest or at redemption (if a notice of redemption has been duly given in accordance with Article Thirteen), as the case may be; PROVIDED, HOWEVER, that the Company may only make such deposit if Article Fourteen does not prohibit payments on the Notes at the time of the deposit; PROVIDED FURTHER, HOWEVER, that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

                   (2) No Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(i), (j) or (k) are concerned, at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                   (3) Neither the Company nor any Subsidiary of the Company is an "insolvent Person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                   (4) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest in violation of
    Section 6.08 and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor;

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

                   (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

                   (6) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

                   (7) The Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                   (8) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

                   (9) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit on the date of such deposit;

                   (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which counsel shall practice in the United States), each stating that (i) all conditions precedent provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section 4.04 and (ii) if any other Indebtedness of the Company or any Guarantor shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness;

                   (11) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

                   (12) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                   Opinions required to be delivered under this Section shall be delivered by independent counsel and may have such qualifications as are customary for opinions of the type required and reasonably acceptable to the Trustee, and counsel delivering such opinion may rely on certificates of the Company or government officials customary for opinions of the type required.

Section 4.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                   Subject to the proviso of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. Money deposited with the Trustee or a Paying Agent pursuant to this Article Four shall not be subject to Article Fourteen.

                   The Company shall pay and indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

                   Anything in this Article Four to the contrary notwithstanding, the Trustee

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shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 4.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 4.06.      REINSTATEMENT.

                   If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and of any Guarantor under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be; PROVIDED, HOWEVER, that if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE FIVE

                                    REMEDIES

Section 5.01.      EVENTS OF DEFAULT.

                   "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                   (a) default in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days (without regard to the provisions of Article Fourteen); or

                   (b) default in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon

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

    required repurchase, upon acceleration or otherwise (without regard to the provisions of Article Fourteen); or

                   (c) the Company or any Guarantor fails to comply with any of its obligations described under Article Eight; or

                   (d) the Company or any Guarantor fails to comply with any of its obligations described under Sections 10.10 through 10.23, inclusive (in each case other than a failure to repurchase Notes when required pursuant to the provisions described under Section 10.11 or Section 10.16, which failure shall constitute an Event of Default under clause (b) above) and such failure continues for 30 days after written notice of such failure requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or (ii) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

                   (e) the Company or any Guarantor fails to comply with any of its obligations in the Notes, the Guarantees or this Indenture (other than those referred to in clauses (a), (b), (c) or (d) above) and such failure continues for 60 days after written notice of such failure requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

                   (f) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such unpaid or accelerated Indebtedness in the aggregate exceeds $10.0 million at the time and such default shall not have been cured or such acceleration rescinded within a 30 day period; or

                   (g) one or more judgments or decrees for the payment of money in excess of $10.0 million in the aggregate (to the extent not covered by insurance) is entered against the Company or any Significant Subsidiary and such judgment or decree remains undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable; or

                   (h) (i) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or is declared null and void or (ii) any Guarantor that is a Significant Subsidiary denies that it has any further liability under any Guarantee, or gives notice to such effect (other than, in each case, by reason of the termination of this

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

    Indenture or the release of any such Guarantee in accordance with the terms of this Indenture); or

                   (i) the Company or any Significant Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

              (i)       commences a voluntary case or proceeding;

              (ii) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

              (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

              (iv) makes a general assignment for the benefit of its creditors;

              (v) files an answer or consent seeking reorganization or relief;

              (vi) shall admit in writing its inability to pay its debts generally; or

              (vii)     consents to the filing of a petition in bankruptcy; or

                   (j) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Significant Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

                   (k) a Custodian shall be appointed out of court with respect to the Company or any Significant Subsidiary or with respect to all or any substantial part of the assets or properties of the Company or any Significant Subsidiary.

Section 5.02.      ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

                   If an Event of Default (other than as specified in Section 5.01(i), (j) or (k) with respect to the Company) shall occur and be continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued interest on all of the Outstanding Notes due and payable immediately, upon which declaration all such amounts payable in respect of the Notes will become and be immediately due and payable; PROVIDED that so long as the Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than as specified in Section 5.01(i), (j) or (k) with respect to the Company), any such

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

acceleration shall not be effective until the earlier to occur of (x) five Business Days following delivery of a notice of such acceleration to the Representative under the Credit Facility and (y) the acceleration of any Indebtedness under the Credit Facility. If an Event of Default specified in
Section 5.01(i), (j) or (k) with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the Outstanding Notes will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

                   At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

                   No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.03.      COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                   TRUSTEE.

                   The Company and each Guarantor covenant that if an Event of Default specified in Section 5.01(a) or 5.01(b) shall have occurred and be continuing, the Company and each Guarantor will, jointly and severally, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                   If the Company and each Guarantor fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company, any Guarantor

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

or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Guarantor or any other obligor upon the Notes, wherever situated.

                   If an Event of Default occurs and is continuing, the Trustee may in its discretion but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein, including, without limitation, seeking recourse against any Guarantor or (ii) proceed to protect and enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 5.04.      TRUSTEE MAY FILE PROOFS OF CLAIMS.

                   In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes, including each Guarantor, or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                   (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                   (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its

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

agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

                   Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05.      TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

                   All rights of action and claims under this Indenture, the Notes or any Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.06.      APPLICATION OF MONEY COLLECTED.

                   Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                   First: to the Trustee for amounts due under Section 6.07;

                   Second: to the holders of Senior Indebtedness to the extent required by Article Fourteen.

                   Third: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

                   Fourth: to Holders for principal and premium, if any, amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any; and

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

                   Fifth: the balance, if any, to the Company.

                   The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 5.06.

Section 5.07.      LIMITATION ON SUITS.

                   No holder of any of the Notes has any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or any remedy thereunder, unless

              (i) such Holder has previously given the Trustee notice that an Event of Default is continuing,

              (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture,

              (iii) the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and offer of indemnity, and

              (iv) the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the Outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing to, any provision of this Indenture, any Note or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Note or any Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

Section 5.08. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

                   Notwithstanding any other provision in this Indenture, but subject to

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

Article Fourteen, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment of the principal of, premium, if any, and (subject to Section 3.08 hereof) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, a Change of Control Offer or Net Available Cash Offer, on the Redemption Date, Change of Control Purchase Date or Net Available Cash Offer Purchase Date, respectively) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09.      RESTORATION OF RIGHTS AND REMEDIES.

                   If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Note or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each of the Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.      RIGHTS AND REMEDIES CUMULATIVE.

                   Except as provided in Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.      DELAY OR OMISSION NOT WAIVER.

                   No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.      CONTROL BY MAJORITY.

                   The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any

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

proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED, HOWEVER, that:

                   (a) such direction shall not be in conflict with any rule of law or with this Indenture, any Note or any Guarantee or expose the Trustee to personal liability; and

                   (b) subject to Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13.      WAIVER OF PAST DEFAULTS.

                   The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a
Default:

                   (a) in the payment of the principal of, premium, if any, or interest on any Note or

                   (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

                   Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.14.      UNDERTAKING FOR COSTS.

                   All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, a Change of Control Offer or Net Available Cash Offer on or after the Redemption Dates, Change of Control Purchase Date or Net Available Cash Offer Purchase Date, as the case may be).

Section 5.15.      WAIVER OF STAY, EXTENSION OR USURY LAWS.

                   Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE SIX

                                   THE TRUSTEE

Section 6.01.      CERTAIN DUTIES AND RESPONSIBILITIES.

                   (a) Except during the continuance of an Event of Default,

                   (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                   (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                   (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                   (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                   (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02.      NOTICE OF DEFAULTS.

                   Within 90 days after the occurrence of any Default which is continuing and known to the Trustee, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 6.03.      CERTAIN RIGHTS OF TRUSTEE.

                   Subject to Section 6.01 hereof and the provisions of Section 315 of the Trust Indenture Act:

                   (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                   (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any board resolution of the Company or any Guarantor may be sufficiently evidenced by a Board Resolution thereof;

                  (c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence, bad faith or willful misconduct;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; PROVIDED, HOWEVER, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; PROVIDED, FURTHER, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and its Subsidiaries, personally or by agent or attorney; and

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

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Section 6.04.     TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITIONS OF NOTES OR
                  APPLICATION OF PROCEEDS THEREOF.

          The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or of any Guarantee except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1, if any, to be supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.05.     TRUSTEE AND AGENTS MAY HOLD NOTES; COLLECTIONS; ETC.

                  The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent and, subject to Sections 6.08 and
6.13 hereof and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

Section 6.06.     MONEY HELD IN TRUST.

                  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as otherwise agreed in writing with the Company.

Section 6.07.     COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR
                  CLAIM.

                  The Company and each Guarantor covenant and agree:

                  (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; and

                  (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07.

The obligations of the Company and each Guarantor under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture.

Section 6.08.     CONFLICTING INTERESTS.

                  The Trustee shall be subject to and comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 6.09.     CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

                  There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and which shall have (or whose obligations under this Indenture shall be guaranteed by an entity that has) a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10.     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 6.11.

                  (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six consecutive months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

                  (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

                  (d) If at any time:

                  (1) the Trustee shall fail to comply with the provisions of
    Section 310(b) of the Trust Indenture Act in accordance with Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six consecutive months, or

                  (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six consecutive months, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six consecutive months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution of its Board of Directors, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six consecutive months may, subject to
Section 5.14,on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.11.     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers.

                  No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

                  Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the successor, at the expense of the Company, shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10

Section 6.12. MERGER, CONVERSION, AMALGAMATION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture), shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article Six to serve as Trustee hereunder.

                  In case at the time such successor to the Trustee under this
Section 6.12 shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this
Section 6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have been authenticated.

Section 6.13.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY AND
                  GUARANTORS.

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

                  If and when the Trustee shall be or become a creditor of the Company or any Guarantor (or other obligor on the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company or any such Guarantor (or any such other obligor). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent set forth therein.


                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01. PRESERVATION OF INFORMATION; COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

                  (a) The Trustee shall preserve the names and addresses of the Noteholders and otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

                  (b) The Company will furnish or cause to be furnished to the Trustee

                 (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

                (ii) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

PROVIDED, HOWEVER, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Subsection 7.01(b).

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

Section 7.02.     COMMUNICATIONS OF HOLDERS.

                  Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee and any and all other Persons benefited by this Indenture shall have the protection afforded by
Section 312(c) of the Trust Indenture Act.

Section 7.03.     REPORTS BY TRUSTEE.

                  Within 60 days after May 15 of each year commencing with the first May 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such May 15, in accordance with, and to the extent required under Section 313 of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each such report shall be filed by the Trustee with the Company, the Commission and with each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.


                                  ARTICLE EIGHT

                   CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

Section 8.01.     COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

                  (a) The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all its assets to, any Person, or permit any of its Restricted Subsidiaries to enter into any such transaction if such transaction would result in the sale, conveyance, transfer or lease of all or substantially all of the assets of the Company and the Restricted Subsidiaries on a consolidated basis, unless:

                 (i) the Surviving Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Surviving Person (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture and the Registration Rights Agreement;

                (ii) immediately after giving effect to such transaction (and treating any

        Indebtedness which becomes an obligation of the Surviving Person or any Restricted Subsidiary of the Surviving Person as a result of such transaction as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

               (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Surviving Person or any Restricted Subsidiary of the Surviving Person as a result of such transaction as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction), the Surviving Person would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 10.12(a) hereof.

Notwithstanding clauses (ii) and (iii) of the first sentence of this paragraph:
(1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Wholly-Owned Subsidiary that is a Guarantor; and (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                  (b) No Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of Section 12.05) shall, in any transaction or series of related transactions, consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless:

                 (i) the Surviving Person (if other than such Guarantor) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia;

                (ii) the Surviving Person (if other than such Guarantor) expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Guarantee and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement to be performed or observed by such Guarantor; and

               (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Surviving Person or any Restricted Subsidiary of the Surviving Person as a result of such transaction as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing.

                  (c) In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements of this Indenture. In addition, each Guarantor, in the case of a transaction described in Section 8.01(a), unless it is the other party to the transaction or unless its Guarantee will be released and discharged in accordance with its terms as a result of the transaction, will be required to confirm, by supplemental indenture, that its Guarantee will continue to apply to the obligations of the Company or the Surviving Person under this Indenture.

Section 8.02.     SUCCESSOR SUBSTITUTED.

                  Upon any consolidation or merger of the Company or any Guarantor, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or any Guarantor in accordance with Section 8.01 hereof in which the Company or a Guarantor is not the Surviving Person, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under this Indenture, the Notes and the Registration Rights Agreement or such Guarantor under this Indenture, the Guarantee of such Guarantor and the Registration Rights Agreement, as the case may be, with the same effect as if such successor corporation had been named as the Company or such Guarantor, as the case may be, herein, and in the Notes, the Guarantee of such Guarantor and in the Registration Rights Agreement and, thereafter, except in the case of (a) a lease or (b) any sale, assignment, conveyance, transfer or other disposition to a Restricted Subsidiary of the Company or such Guarantor, the Company shall be discharged from all obligations and covenants under this Indenture, the Notes and the Registration Rights Agreement and such Guarantor shall be discharged from all obligations and covenants under this Indenture, the Registration Rights Agreement and the Guarantee of such Guarantor, as the case may be.

                  For all purposes of this Indenture and the Notes (including this Article Eight and Sections 10.12, 10.14 and 10.17 hereof), Subsidiaries of any Surviving Person will, upon such transaction or series of related transactions described in this Article Eight, become Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries pursuant to and in accordance with the terms of this Indenture and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

                                  ARTICLE NINE

                       SUPPLEMENTAL INDENTURES AND WAIVERS

Section 9.01. SUPPLEMENTAL INDENTURES, AGREEMENTS AND WAIVERS WITHOUT CONSENT OF HOLDERS.

                  Without the consent of any Holders, the Company and the Guarantors, when authorized by a Board Resolution of the Board of Directors of the Company and each Guarantor, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement this Indenture or the Notes or the Guarantees for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Notes and/or in any Guarantee, as the case may be, in accordance with Article Eight;

                  (b) to add to the covenants of the Company or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor, as applicable, herein, in the Notes or in any Guarantee, as the case may be;

                  (c) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, in the Notes, or in any Guarantee;

                  (d) to comply with the requirements of the Commission in order to maintain the qualification of this Indenture under the Trust Indenture Act;

                  (e)      to secure the Notes pursuant to the requirements of
        Section 10.17 hereof or otherwise or to add a Guarantor pursuant to the requirements of Section 10.22 hereof or otherwise;

                  (f) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder; or

                  (g) to make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee;

PROVIDED, that, in any case, such provisions shall not materially adversely affect the interests or rights of any of the Holders of the Notes and the Company shall have delivered to the Trustee an Opinion of Counsel to such effect.

                  Notwithstanding the foregoing, an amendment under this Section may not make any change that adversely affects the rights under Article Fourteen of any holder of Senior Indebtedness of the Company or a Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

Section 9.02. SUPPLEMENTAL INDENTURES, AGREEMENTS AND WAIVERS WITH CONSENT OF HOLDERS.

                  Amendments and modifications of this Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby,

                  (a) reduce the amount of Notes whose Holders must consent to an amendment;

                  (b) reduce the stated rate of or extend the stated time for payment of interest on any Note;

                  (c) reduce the principal of or change the Stated Maturity of any Note;

                  (d) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed;

                  (e) make any Note payable in money other than that stated in the Note;

                  (f) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                  (g) modify the ranking or priority of any Note or the Guarantee of any Guarantor in any adverse manner;

                  (h) following the occurrence of a Change of Control or an Asset

        Disposition, modify in a manner materially adverse to the Holders of Notes affected thereby the provisions of any covenant (or the related definitions) in this Indenture requiring the Company to make and consummate an offer to purchase with respect to such Change of Control or a Net Available Cash Offer with respect to such Asset Disposition;

                  (i) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with this Indenture; or

                  (j) make any change in the amendment or waiver provisions which require each affected Holder's consent.

                  Upon the written request of the Company and each Guarantor accompanied by a copy of a Board Resolution of the Board of Directors of the Company and each Guarantor authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or other agreement, instrument or waiver.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

                  Notwithstanding the foregoing, an amendment under this Section may not make any change that adversely affects the rights under Article Fourteen of any holder of Senior Indebtedness of the Company or a guarantor (or any group or Representative thereof authorized to give a consent) consent to such change.

Section 9.03.     EXECUTION OF SUPPLEMENTAL INDENTURES, AGREEMENTS AND WAIVERS.

                  In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
6.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each obligor under the Notes entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, any Guarantor or any other Subsidiary of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, the Notes, any Guarantee or otherwise.

Section 9.04.     EFFECT OF SUPPLEMENTAL INDENTURES.

                  Upon the execution of any supplemental indenture under this Article Nine, this Indenture, the Notes, if applicable, and/or the applicable Guarantee shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture, the Notes, if applicable, and/or the applicable Guarantee, as the case may be, for all purposes; every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.     CONFORMITY WITH TRUST INDENTURE ACT.

                  Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06.     REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

                  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Notes.

Section 9.07.     RECORD DATE.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective with respect to such supplemental indenture, agreement or instrument or waiver which is entered into more than 90 days after such record date.

Section 9.08.     REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if a notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.


                                   ARTICLE TEN

                                    COVENANTS

Section 10.01.    PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

                  The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes, this Indenture and the Registration Rights Agreement.

Section 10.02.    MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain, in the Borough of Manhattan in The City of New York, State of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee at its Corporate Trust Office shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New
York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, State of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 10.03.    MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

                  If the Company or any of its Affiliates shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

                  If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                  If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any Default by the Company or any Guarantor (or any other obligor upon the Notes) in the making of any payment of principal of, premium, if any, or interest on the Notes;

                  (c) at any time during the continuance of any such Default, upon the

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        written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                  (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, at the option of the Company in the New York Times or the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 10.04.    CORPORATE EXISTENCE.

                  Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; PROVIDED FURTHER, that the foregoing shall not

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prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

Section 10.05.    PAYMENT OF TAXES AND OTHER CLAIMS.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Restricted Subsidiaries or (ii) upon the income, profits or property of the Company or any of the Restricted Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and for which appropriate provision has been made in accordance with GAAP or (y) if the failure to so pay, discharge or cause to be paid or discharged could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Purchase Agreement).

Section 10.06.    MAINTENANCE OF PROPERTIES.

                  The Company shall cause all material properties owned by the Company or any of the Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 10.06 shall prevent (a) the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company (as evidenced, in each instance, by a Board Resolution of the Company), desirable in the conduct of its business or the business of any of the Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders or (b) a sale, transfer, merger, consolidation or conveyance of assets in compliance with Article Eight or Section 10.16 and, in each case, otherwise in compliance with the provisions of this Indenture.

Section 10.07.    INSURANCE.

                  The Company shall maintain, and shall cause the Restricted Subsidiaries to

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

maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size and type, including property and casualty loss, and workers' compensation insurance.

Section 10.08.    BOOKS AND RECORDS.

                  The Company shall keep proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company in material compliance with GAAP.

Section 10.09.    GUARANTEES.

                  Each of the Guarantors and the Company shall, and the Company will cause each of the Guarantors to, ensure at all times that, unless otherwise permitted by this Indenture, each Guarantee will remain in full force and effect.

Section 10.10.    PROVISION OF FINANCIAL STATEMENTS.

                  For so long as the Notes are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall, to the extent permitted by Commission practice and applicable law and regulations, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d), or any successor provision thereto, if the Company was so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company was so subject. The Company shall also in any event within 15 days of each Required Filing Date, whether or not permitted or required to be filed with the Commission, (i) transmit or cause to be transmitted by mail to all holders of Notes, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, if the Company were subject to either of such Sections.

                  In addition, for so long as any Notes remain outstanding, the Company shall furnish to the holders of Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes known to the Company, if not obtainable from the

Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions, upon the request of any such holder.

Section 10.11.    CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, such repurchase to be made in accordance with Section 10.11(b) below.

                  (b) Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Notes in connection with such Change of Control, the Company shall mail a notice (the "Change of Control Offer") to each Holder with a copy to the Trustee stating:

                 (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

                (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Purchase Date");

               (iii) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes purchased;

                (iv) that the Change of Control Offer is being made pursuant to this Section 10.11 and that all Notes tendered into the Change of Control Offer will be accepted for payment; and that the Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by applicable law;

                 (v) the purchase price (including the amount of accrued interest, if any) for each Note, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

                (vi) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

               (vii) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

              (viii) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                (ix) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Notes the Holders delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

                 (x) that Holders whose Notes are purchased only in part will be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

                (xi) the instructions that Holders must follow in order to tender their Notes; and

               (xii) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 10.10), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

                  On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof in integral multiples of $1,000 tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

                  (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 10.11. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 10.12.    LIMITATION ON INDEBTEDNESS.

                  (a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness or issue Disqualified Stock and shall not permit any of the Restricted Subsidiaries to issue Preferred Stock other than to (and so long as it is held by) the Company or a Wholly-Owned Subsidiary; PROVIDED, HOWEVER, that the Company and a Guarantor may Incur Indebtedness and the Company may issue Disqualified Stock, if on the date thereof and immediately after giving PRO FORMA effect thereto and the use of the proceeds thereof (in accordance with the definition of "Consolidated Coverage Ratio"), the Consolidated Coverage Ratio is at least equal to (i) 2.00:1.00 on or prior to May 1, 2001, and (ii) 2.25:1.00 after May 1, 2001.

                  (b) Notwithstanding the foregoing paragraph (a), each and all of the following shall be permitted:

                 (i) Indebtedness Incurred by the Company or any Guarantor pursuant to the Credit Facility (including, without limitation, any renewal, extension, refunding, restructuring, replacement or refinancing thereof referred to in the definition thereof); PROVIDED, HOWEVER, that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (i) does not exceed $175.0 million at any time outstanding (PROVIDED, that any refinancing of the Credit Facility incurred under Section 10.12(a) shall be deemed not to be outstanding under or Incurred pursuant to this clause (i)), less the aggregate principal amount thereof required to be repaid with the net proceeds of Asset Dispositions (to the extent, in the case of a repayment of revolving credit Indebtedness, the commitment to advance the loans repaid has been terminated);

                (ii) Indebtedness Incurred by the Company or any Guarantor represented by Capitalized Lease Obligations, mortgage financing or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business or Incurred to refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; PROVIDED, HOWEVER, that the principal amount of any Indebtedness Incurred pursuant to this clause (ii) shall not exceed $10.0 million at any time outstanding;

               (iii) Permitted Indebtedness; and

                (iv) Indebtedness Incurred by the Company or any Guarantor (other than Indebtedness described in clauses (i)-(iii) above) in a principal amount outstanding which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (iv) and then outstanding, will not exceed $20.0 million (it being understood that any Indebtedness Incurred under this clause (iv) shall cease to be deemed Incurred or outstanding for purposes of this clause (iv) but shall be deemed to be Incurred for purposes of Section 10.12(a) from and after the first date on which the Company or such Guarantor could have Incurred such Indebtedness under such Section 10.12(a) without reliance upon this clause (iv)).

                  For purposes of determining compliance with this Section 10.12, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this Section 10.12, the Company in its sole discretion shall classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types and such item of Indebtedness may be divided and classified in more than one of such types.

                  (c) The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

Section 10.13.    STATEMENT BY OFFICERS AS TO DEFAULT.

                  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by the chief executive officer and either the principal financial officer or principal accounting officer of the Company, stating (i) that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the knowledge of each officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default shall have occurred, describing all such Defaults of which such officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto). When any Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company shall notify the Trustee of such Default, notice or action and shall deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within 30 days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

Section 10.14.    LIMITATION ON RESTRICTED PAYMENTS.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

                 (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock, except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, and
         (B) dividends or distributions by a Restricted Subsidiary paid (i) to the Company or a Restricted Subsidiary of the Company and (ii) if such Restricted Subsidiary paying the dividend or making the distribution is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a PRO RATA basis; or

                (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Restricted Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary of the Company held by Persons other than the Company or another Restricted Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock); or

               (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

                (iv) make any Investment (other than a Permitted
        Investment) in any Person

(any of the foregoing actions described in clauses (i) through (iv), other than the exclusions therefrom, collectively, "Restricted Payments"), unless at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) no Default shall have occurred and be continuing (or would result therefrom);

                  (2) immediately after giving PRO FORMA effect to such Restricted Payment, the Company would have been able to Incur an additional $1.00 of Indebtedness pursuant to Section 10.12(a); and

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would not exceed the sum of (without duplication):

                           (A) 50% of the Consolidated Net Income accrued
                during the period (treated as one accounting period) from the first day of the fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                           (B) the aggregate net cash proceeds received by
                the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other common equity capital contributions on and subsequent to the Recapitalization Date (less all Restricted Payments made on the Recapitalization
                Date); plus

                           (C) the amount by which Indebtedness of the Company
                or a Restricted Subsidiary that is a Guarantor (other than Indebtedness owed to the Company or a Restricted Subsidiary) is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Issue Date of any Indebtedness of the

                Company or a Restricted Subsidiary that is a Guarantor into or for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company or such Restricted Subsidiary that is a Guarantor, as applicable, upon such conversion or exchange to the holders of such Indebtedness on account of such Indebtedness other than on account of interest in respect thereof); plus

                           (D) the amount equal to the net reduction in
                Investments (other than Permitted Investments or Investments made pursuant to clause (ix) of Section 10.14(b)) made after the Issue Date by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to a purchaser who is not an Affiliate of the Company and repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously included in the calculation of the amount of Restricted Payments; PROVIDED, HOWEVER, that no amount shall be included under this clause (D) to the extent it is already included in Consolidated Net Income.

                  (b) Notwithstanding the foregoing paragraph (a) above, the foregoing provisions shall not prohibit the following actions:

                 (i) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 10.14;

                (ii) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust); PROVIDED, HOWEVER, that the net cash proceeds from such sale shall be excluded from clause (3)(B) of the preceding paragraph of this Section 10.14;

               (iii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; PROVIDED, HOWEVER, that such new Subordinated Obligations (1) do not have a Stated Maturity earlier than the earlier of (x) the Stated Maturity for the Notes and (y) the Stated Maturity for the Subordinated Obligations being purchased or redeemed and (2) are expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Obligations being purchased or redeemed;

                (iv) dividends, distributions or loans by the Company to Atrium Holdings to fund the payment of audit, accounting, legal or other similar expenses of Atrium Holdings and Parent, to pay franchise or other similar taxes of Atrium Holdings and Parent and to pay other corporate overhead expenses of Atrium Holdings and Parent, so long as such dividends, distributions or loans are paid as and when needed by Atrium Holdings or Parent and so long as the aggregate amount of payments pursuant to this clause (iv) does not in any calendar year exceed $1.0 million;

                 (v) payments to Parent (either directly or indirectly through Atrium Holdings) pursuant to the Tax Sharing Agreement;

                (vi) so long as no Default has occurred and is continuing or would result therefrom, payments of dividends on the Company's common stock after an initial public offering of common stock of the Company, Atrium Holdings or Parent in an annual amount not to exceed 6.0% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received by the Company (directly or as a common equity contribution from Atrium Holdings or Parent) from shares of common stock sold for the account of the Company, Atrium Holdings or Parent, as the case may be (and not for the account of any stockholder), in such initial public offering;

               (vii) so long as no Default has occurred and is continuing and would result therefrom, the payment of dividends or distributions to Atrium Holdings (A) in amounts and at the times necessary to permit Parent to purchase, redeem, acquire, cancel or otherwise retire for value Capital Stock of Parent, in each case held by officers, directors or employees of Parent, Atrium Holdings, the Company or any of the Company's Subsidiaries, upon, in connection with or following death, disability, retirement, severance or termination of employment or service or pursuant to any agreement under which such Capital Stock was issued, (B) to enable Parent to redeem or repurchase stock purchase or similar rights in respect of its Capital Stock or (C) to enable Parent to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; PROVIDED, HOWEVER, that the amount of such payments pursuant to subclauses (A), (B) and (C) of this clause (vii) after the Issue Date does not exceed $5.0 million in any fiscal year and $10.0 million in the aggregate after the Issue Date;

              (viii) so long as (A) no Default has occurred and is continuing or would result therefrom and (B) the Company is able to Incur an additional $1.00 of Indebtedness pursuant to Section 10.12(a), the payment of dividends to Atrium Holdings after September 30, 2003 in an amount not to exceed the interest then unpaid and accrued on the Atrium Holdings Discount Notes at the rate in effect on the Issue Date; PROVIDED, HOWEVER, that no such dividend shall be paid more than one Business Day prior to the due date for such interest;

                (ix) any dividend paid to Atrium Holdings on the Issue Date to repay Atrium Holdings Discount Notes on the Issue Date in the amount disclosed in the Offering Memorandum; and

                 (x) so long as no Default has occurred and is continuing and would result therefrom, Restricted Payments, in addition to those otherwise permitted in clauses (i) through (viii) above, in an aggregate amount not to exceed $5.0 million.

                  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of Section 10.14(a), amounts expended pursuant to clauses (vi), (vii) and (viii) of the immediately preceding paragraph shall be included in such calculation, and amounts expended pursuant to clauses (i), (ii), (iii), (iv), (v), (ix) and (x) of the immediately preceding paragraph shall be excluded in such calculation.

                  (c) The amount of any non-cash Restricted Payment shall be the fair market value, on the date such Restricted Payment is made, as determined in good faith by the Board of Directors, of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

Section 10.15.    LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                  (a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company or of a Restricted Subsidiary (an "Affiliate Transaction") unless

                 (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

                (ii) in the event such Affiliate Transaction (or series of related Affiliate Transactions) involves an aggregate amount in excess of $2.5 million, the terms of such transaction have been approved by at least a majority of the members of the Board of Directors of the Company (and such majority determines that such Affiliate Transaction satisfies the criteria in (a) above), and

               (iii) in the event such Affiliate Transaction (or series of related Affiliate Transactions) involves an aggregate amount in excess of $7.5 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

                  (b) The requirements of Section 10.15(a) shall not apply to (i) any Restricted Payment or other payment or Investment permitted to be made pursuant to Section 10.14, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company, (iii) loans or advances to employees in the ordinary course of business of the Company or any of the Restricted Subsidiaries, (iv) any transaction between or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries (so long as no Person (other than a Restricted Subsidiary) that is an Affiliate of the Company has any direct or indirect interest in such Restricted Subsidiary), (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements as in existence on the Issue Date, (vii) any employment, noncompetition or confidentiality agreements entered into by the Company or any of the Restricted Subsidiaries with its employees in the ordinary course of business, (viii) the issuance of Capital Stock of the Company, (ix) amounts paid by the Company to Ardshiel on the Issue Date in connection with the Transactions and (x) any obligations of the Company in respect of management fees payable to Ardshiel pursuant to agreements as in effect on the Issue Date.

Section 10.16.    LIMITATION ON SALE OF ASSETS.

                  (a) The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, make any Asset Disposition, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company's Board of Directors, of the assets sold or otherwise disposed of and

                                      -102

(ii) at least 75% of such consideration consists of cash or Cash Equivalents.

                  If all or a portion of the Net Available Cash of any Asset Disposition is not required to be applied to repay permanently any Senior Indebtedness outstanding as required by the terms thereof, or the Company determines not to apply such Net Available Cash to the permanent repayment of the Senior Indebtedness which is required to be prepaid, or if no Senior Indebtedness is outstanding, then the Company or such Restricted Subsidiary may apply such Net Available Cash to acquire Additional Assets within 360 days after the receipt thereof.

                  To the extent all or part of the Net Available Cash in respect of any Asset Disposition is not applied within 360 days of the applicable Asset Disposition as described in the immediately preceding paragraph of this Section
10.16 (such Net Available Cash, the "Unutilized Net Available Cash"), the Company shall, within 20 days after the date that is 360 days from the receipt of such Net Available Cash, make an offer to purchase (the "Net Available Cash Offer") all outstanding Notes up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to the Notes Portion of Unutilized Net Available Cash, at a purchase price in cash equal to 100% thereof, plus accrued and unpaid interest thereon, if any, to the purchase date; PROVIDED, HOWEVER, that the Net Available Cash Offer may be deferred until there is aggregate Unutilized Net Available Cash equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Available Cash, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph.

                  In the event that any other Indebtedness of the Company which ranks PARI PASSU with the Notes (the "Other Indebtedness") requires that an offer to repurchase such Indebtedness be made upon the consummation of any Asset Disposition, the Company may apply the Unutilized Net Available Cash otherwise required to be applied to a Net Available Cash Offer to offer to purchase such Other Indebtedness and to a Net Available Cash Offer so long as the amount of such Unutilized Net Available Cash applied to repurchase the Notes is not less than the Notes Portion of Unutilized Net Available Cash. With respect to any Unutilized Net Available Cash, the Company shall make the Net Available Cash Offer in respect thereof at the same time as the analogous offer to purchase is made under any Other Indebtedness and the purchase date in respect thereof shall be the same under the Net Available Cash Offer as the purchase date in respect thereof pursuant to any Other Indebtedness.

                  For purposes of this Section 10.16(a), "Notes Portion of Unutilized Net Available Cash" in respect of a Net Available Cash Offer means
(a) if no Other Indebtedness is concurrently being offered to be purchased, the amount of the Unutilized Net Available Cash in respect of such Net Available Cash Offer and (b) if Other

Indebtedness is concurrently being offered to be purchased, an amount equal to the product of (x) the Unutilized Net Available Cash in respect of such Net Available Cash Offer and (y) a fraction the numerator of which is the principal amount of all Notes tendered pursuant to the Net Available Cash Offer related to such Unutilized Net Available Cash (the "Notes Amount") and the denominator of which is the sum of the Notes Amount and the lesser of the aggregate principal face amount or accreted value as of the relevant purchase date of all Other Indebtedness tendered pursuant to a concurrent offer to purchase such Other Indebtedness made at the time of such Net Available Cash Offer.

                  With respect to any Net Available Cash Offer effected pursuant to this Section 10.16, to the extent that the principal amount of the Notes tendered pursuant to such Net Available Cash Offer exceeds the Notes Portion of Unutilized Net Available Cash with respect thereto, the Notes shall be purchased PRO RATA based on the principal amount of the Notes tendered by each Holder. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  To the extent the Notes Portion of Unutilized Net Available Cash available for any Net Available Cash Offer effected pursuant to this
Section 10.16 exceeds the aggregate purchase price for the Notes validly tendered and purchased by the Company pursuant thereto, such excess shall no longer be deemed Unutilized Net Available Cash and shall be available to the Company and its Restricted Subsidiaries for any purpose not prohibited under this Indenture.

                  For the purposes of this Section 10.16, the following will be deemed to be cash (but not Net Available Cash): (x) the assumption by the transferee of Indebtedness (other than Subordinated Obligations) of the Company or any Guarantor and the release of the Company or such Guarantor from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with the second paragraph under this
Section 10.16(a)) and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted (but in no event later than 30 days after the relevant Asset Disposition) by the Company or such Restricted Subsidiary into cash.

                  (b) Notice of a Net Available Cash Offer shall be mailed by the Company not more than 20 days after the obligation to make such Net Available Cash Offer arises to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Net Available Cash Offer shall remain open from the time of mailing for at least 20 Business Days or such longer period as may be required by applicable law and until 5:00 p.m., New York City time, on the last day of the period (the

"Net Available Cash Offer Purchase Date"). The notice, which shall govern the terms of the Net Available Cash Offer, shall include such disclosures as are required by law and shall state:

                 (i) that the Net Available Cash Offer is being made pursuant to this Section 10.16 and that all Notes in integral multiples of $1,000 tendered into the Net Available Cash Offer shall be accepted for payment; PROVIDED, HOWEVER, that if the aggregate principal amount of Notes tendered in the Net Available Cash Offer exceeds the Note Portion of Unutilized Net Available Cash, the Company shall select the Notes to be purchased on a PRO RATA basis based upon the aggregate principal amount of such Notes tendered by each Holder; and that the Net Available Cash Offer shall remain open for a period of 20 Business Days or such longer period as may be required by applicable law;

                (ii) the purchase price (including the amount of accrued interest, if any) for each Note, the Net Available Cash Offer Purchase Date and the date on which the Net Available Cash Offer expires;

               (iii) that any Note not tendered for payment shall continue to accrue interest in accordance with the terms thereof;

                (iv) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Net Available Cash Offer shall cease to accrue interest after the Net Available Cash Offer Purchase Date;

                 (v) that Holders electing to have Notes purchased pursuant to a Net Available Cash Offer shall be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Net Available Cash Offer Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                (vi) that any Holder of Notes shall be entitled to withdraw its election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Net Available Cash Offer Purchase Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

               (vii) that Holders whose Notes are purchased only in part shall be issued

          Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

              (viii) the instructions that Holders must follow in order to tender their Notes; and

                (ix) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 10.10), a description of material developments in the Company's business, information with respect to pro forma historical financial position and results of operations after giving effect to such Asset Disposition and such other information concerning the circumstances and relevant facts regarding such Asset Disposition and Net Available Cash Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Net Available Cash Offer.

                  On the Net Available Cash Offer Purchase Date, the Company shall (i) accept for payment (subject to pro ration as described in the sixth paragraph under Section 10.16(a)) Notes or portions thereof in integral multiples of $1,000 tendered pursuant to the Net Available Cash Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Net Available Cash Offer not later than the first Business Day following the Net Available Cash Offer Purchase Date.

                  (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 10.16. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this

Indenture by virtue thereof.

Section 10.17.    LIMITATION ON LIENS.

                  The Company shall not, and shall not cause or permit the Restricted Subsidiaries to, directly or indirectly, Incur or permit or suffer to exist any Liens of any kind securing any Senior Subordinated Indebtedness or Subordinated Obligations against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, unless the Notes are, or in the case of a Restricted Subsidiary that is a Guarantor, the Guarantee of such Guarantor is, equally and ratably secured with such Senior Subordinated Indebtedness (or, in the case of Subordinated Obligations, prior to such Subordinated Obligations) with a Lien on the same properties and assets securing such Senior Subordinated Indebtedness or Subordinated Obligations, as the case may be, for so long as such Senior Subordinated Indebtedness or Subordinated Obligations, as the case may be, are secured by such Lien, except for Permitted Liens.

Section 10.18.    LIMITATION ON INCURRENCE OF SENIOR SUBORDINATED INDEBTEDNESS.

                  The Company shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to all Senior Subordinated Indebtedness (including the Notes) to the same extent as the Notes are subordinated in right of payment to Senior Indebtedness. No Guarantor shall Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Senior Indebtedness of such Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Guarantor or is contractually subordinated in right of payment to all Senior Subordinated Indebtedness of such Guarantor (including its Guarantee of the Notes) to the same extent as its Guarantee is subordinated in right of payment to Senior Indebtedness of such Guarantor.

Section 10.19.   LIMITATION ON SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

                  The Company shall not permit any of the Restricted Subsidiaries to issue any Capital Stock to any Person (other than to the Company or a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Capital Stock of a Restricted Subsidiary of the Company, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that this Section 10.19 shall not prohibit (x) the Company or any of the Restricted Subsidiaries from selling, transferring or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Indenture.

Section 10.20. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                  The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary, (ii) make any loans or advances to the Company or to any other Restricted Subsidiary which directly or indirectly owns the Capital Stock of such Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or to any other Restricted Subsidiary which directly or indirectly owns the Capital Stock of such Restricted Subsidiary, except for:

                  (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, the Credit Facility and this Indenture;

                  (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company);

                  (c) any encumbrance or restriction with respect to such a Restricted Subsidiary (A) pursuant to an agreement evidencing Indebtedness Incurred without violation of this Indenture or (B) effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clause (a) or (b) above or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) above or this clause (c); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to the

                                      -108
          holders of the Notes in any material respect, as determined in good faith by the Board of Directors of the Company, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in, in the case of (A) above, the Credit Facility, and in the case of (B) above, the agreement being refinanced or amended;

                  (d) in the case of clause (iii) above, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Subsidiaries in any manner material to the Company or any such Restricted Subsidiary;

                  (e) in the case of clause (iii) above, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; PROVIDED, that such Indebtedness and such Lien is permitted by this Indenture;

                  (f) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

                  (g) encumbrances or restrictions arising or existing by reason of applicable law.

Section 10.21.    [Intentionally Omitted].

Section 10.22.    LIMITATIONS ON GUARANTEES BY RESTRICTED SUBSIDIARIES.

                  The Company shall not cause or permit any of the Restricted Subsidiaries, directly or indirectly, to guarantee the payment of any Indebtedness of the Company ("Other Guaranteed Indebtedness") unless such Restricted Subsidiary (A) is a Guarantor or (B) simultaneously executes and delivers a supplemental indenture pursuant to

Section 12.04 pursuant to which it will become a Guarantor; PROVIDED, HOWEVER, that if such Other Guaranteed Indebtedness is (i) Senior Subordinated Indebtedness, the Guarantee of such Restricted Subsidiary shall be PARI PASSU in right of payment with the guarantee of the Other Guaranteed Indebtedness; or
(ii) Subordinated Obligations, the Guarantee of such Restricted Subsidiary shall be senior in right of payment to the guarantee of the Other Guaranteed Indebtedness (which guarantee of such Subordinated Obligations shall provide that such guarantee is subordinated to the Guarantee of such Restricted Subsidiary to the same extent and in the same manner as the Other Guaranteed Indebtedness is subordinated to the Notes); PROVIDED, FURTHER, HOWEVER, that each Restricted Subsidiary issuing a Guarantee, pursuant to this Section 10.22 will be automatically and unconditionally released and discharged from its obligations under such Guarantee upon the release or discharge of the guarantee of the Other Guaranteed Indebtedness that resulted in the creation of such Guarantee, except a discharge or release by, or as a result of, any payment under the guarantee of such Other Guaranteed Indebtedness by such Restricted Subsidiary, pursuant to Section 12.05. In addition, the Company may, at any time, cause a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payments of the Notes by such Restricted Subsidiary on the basis provided in this Indenture.

Section 10.23.    COMPLIANCE CERTIFICATES AND OPINIONS.

                  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company, the Guarantors and any other obligor on the Notes shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether such covenant or condition has been complied with; and

                (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


                                 ARTICLE ELEVEN

                           SATISFACTION AND DISCHARGE

Section 11.01.    SATISFACTION AND DISCHARGE OF INDENTURE.

                  This Indenture shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either

                 (i) (a)   all Notes theretofore authenticated and delivered
         (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 hereof and
         (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
         Section 10.03) have been delivered to the Trustee for cancellation; or
         (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee in trust an amount of money in dollars sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

                (ii) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and the Guarantor (other than amounts that become payable under Section 6.07); and

               (iii) the Company and each of the Guarantors have delivered to the Trustee (a) irrevocable instructions to apply the deposited money toward payment of the Notes at the Stated Maturities and the Redemption Dates thereof, and (b) an

          Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with (PROVIDED, that such Opinion of Counsel may rely as to matters of fact upon an Officer's Certificate).

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause
(a)(ii) of this Section 11.01, the obligations of the Trustee under Section
11.02 and the last paragraph of Section 10.03 shall survive.

Section 11.02.    APPLICATION OF TRUST MONEY.

                  Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee.


                                 ARTICLE TWELVE

                               GUARANTEE OF NOTES

Section 12.01.    UNCONDITIONAL GUARANTEE.

                  Each Guarantor hereby jointly and severally absolutely and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the invalidity, illegality, or unenforceability of this Indenture, the Notes or any extension, compromise, waiver or release in respect of any obligation of the Company or any other Guarantor under any Note, this Indenture or any modification or amendment of or supplement to this Indenture, that: (a) the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantor to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other Indenture Obligations will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Indenture Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

                  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  Each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

Section 12.02.    SUBORDINATION OF GUARANTEES.

                  The obligations of any Guarantor under its Guarantee will be subordinated, to the same extent as the obligations of the Company in respect of the Notes, to the prior payment in full of all Senior Indebtedness of such Guarantor, which will include any guarantee issued by such Guarantor of any Senior Indebtedness; provided that payment blockage periods in respect of the Guarantees may only be instituted by a holder of Designated Senior Indebtedness of the Company entitled to the benefit of a guarantee from the applicable Guarantor at the same time as instituted in respect of Senior Indebtedness of the Company and for a contemporaneous period.

Section 12.03.    EXECUTION AND DELIVERY OF GUARANTEE.

                  To further evidence the Guarantee set forth in Section 12.01, each Guarantor hereby agrees that a notation of such Guarantee in the form annexed hereto as EXHIBIT D shall be endorsed on each Note authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an Officer of each Guarantor.

                  Each of the Guarantors hereby agrees that its Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

                  If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 12.04.    ADDITIONAL GUARANTORS.

                  Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor, (b) in the event that as of the date of such supplemental indenture any Transfer Restricted Securities are outstanding, an instrument in form and substance satisfactory to the Trustee which subjects such Person to the provisions of the Registration Rights Agreement with respect to such outstanding Transfer Restricted Securities, and
(c) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid and binding obligation of such Person (subject to such customary assumptions and exceptions as may be acceptable to the Trustee in its reasonable discretion).

Section 12.05.    RELEASE OF A GUARANTOR.

                  Upon (i) any sale, exchange or transfer (including, without limitation, by way of merger or consolidation), to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, any Restricted Subsidiary of the Company that is a Guarantor, which transaction is in compliance with the terms of this Indenture (including, but not limited to, Article Eight and Section 10.16 under this Indenture) and so long as such Restricted Subsidiary has been or simultaneous with its release under the Guarantee will be unconditionally released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries or (ii) with respect to any Guarantees created after the date of this Indenture pursuant to Section 10.22, the release by the holders of the Other Guaranteed Indebtedness of the Company of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness) in accordance with the terms of
Section 10.22, at a time when (A) no other Indebtedness of the Company has been guaranteed by such Restricted Subsidiary, or (B) the holders of all such Other Guaranteed Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), in either case, such Guarantor shall be automatically and unconditionally released and discharged from all obligations under this Article Twelve without any further action required on the part of the Trustee or any Holder. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section. Any Guarantor not so released will remain liable for the full amount of principal of, premium, if any, and interest on the Notes as provided in this Article Twelve.

Section 12.06.    WAIVER OF SUBROGATION.

                  Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied to the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.06 is knowingly made in contemplation of such benefits.

Section 12.07. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT REGARDING DISSOLUTION, ETC. OF GUARANTORS.

                  Upon any payment or distribution of assets of any Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of
Section 6.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve; PROVIDED, HOWEVER, that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Twelve.

Section 12.08.    ARTICLE TWELVE APPLICABLE TO PAYING AGENTS.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Twelve shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Twelve in addition to or in place of the Trustee.

Section 12.09.    NO SUSPENSION OF REMEDIES.

                  Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

Section 12.10.    LIMITATION OF GUARANTOR'S LIABILITY.

                  Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Facility), and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Article Twelve, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

Section 12.11.    CONTRIBUTION FROM OTHER GUARANTORS.

                  Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a PRO RATA amount based on the Adjusted Net Assets of each Guarantor, determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of Holders of Notes under any Guarantee.

Section 12.12.    OBLIGATIONS REINSTATED.

                  The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

Section 12.13.    NO OBLIGATION TO TAKE ACTION AGAINST THE COMPANY.

                  Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for this Indenture Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

Section 12.14.    DEALING WITH THE COMPANY AND OTHERS.

                  The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

                  (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

                  (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

                  (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

                  (d)      accept compromises or arrangements from the Company;

                  (e) apply all monies at any time received from the Company or from any security upon such part of the Indenture Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

                  (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.


                                ARTICLE THIRTEEN

                       REDEMPTIONS AND OFFERS TO PURCHASE

Section 13.01.    NOTICE TO TRUSTEE.

                  If the Company elects to redeem Notes pursuant to Section
13.07 it shall furnish to the Trustee, at least 30 days but not more than 60 days before notice of any redemption is to be mailed to Holders (or such shorter times as may be satisfactory to the Trustee), an Officers' Certificate stating that the Company has elected to redeem Notes pursuant to Section 13.07, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Notes to be redeemed, the redemption price for such Notes, the amount of accrued and unpaid interest on such Notes as of the redemption date and the manner in which Notes are to be selected for redemption if less than all Outstanding Notes are to be redeemed. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Notes held by each Holder.

                  If the Company is required to offer to purchase Notes pursuant to Sections 10.11 or 10.16, it shall furnish to the Trustee, at least two Business Days before notice of the corresponding Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Offer is being made pursuant to Sections 10.11 or 10.16, as the case may be, the Change of Control Purchase Date or the Net Available Cash Offer Purchase Date, the maximum principal amount of Notes the Company is offering to purchase pursuant to such Offer, the purchase price for such Notes, and the amount of accrued and unpaid interest on such Notes as of the Change of Control Purchase Date or the Net Available Cash Offer Purchase Date, as the case may be.

                  The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

Section 13.02.    SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

                  In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee will deem fair and appropriate; PROVIDED, HOWEVER, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, HOWEVER, that any such redemption made with the net proceeds of a Equity Offering shall be made on a PRO RATA basis or on as nearly a PRO RATA basis as practicable (subject to the procedures of The Depository Trust Company or any other depositary). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new
Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Section 13.03.    NOTICE OF REDEMPTION.

                  (a) At least 30 days but not more than 60 days before any redemption date, the Company shall mail a notice of redemption by first class mail to each Holder of Notes or portions thereof that are to be redeemed at its registered address. With respect to any redemption of Notes, the notice shall identify the Notes or portions thereof to be redeemed and shall state: (1) the redemption date; (2) the redemption price for the Notes and the amount of unpaid and accrued interest on such Notes as of the date of redemption; (3) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; (4) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; (5) the name and address of the Paying Agent; (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, such Notes; (7) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and (8) that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Notes.

                  (b) At the Company's request, the Trustee shall (at the Company's expense) give the notice of any redemption to Holders; PROVIDED, HOWEVER, that the Company shall deliver to the Trustee, at least 45 days prior to the date of redemption and at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Notes to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not a Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder; PROVIDED FURTHER that any such Officers' Certificate may be delivered to the Trustee on a date later than permitted under this Section 13.03(b) if such later date is acceptable to the Trustee.

Section 13.04.    EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note.

Section 13.05.    DEPOSIT OF REDEMPTION PRICE.

                  (a) On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Notes or portions thereof to be redeemed on that date. After any redemption date, the Trustee or the Paying Agent shall promptly return to the Company any money that the Company deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  (b) If the Company complies with the preceding paragraph, interest on the Notes or portions thereof to be redeemed will cease to accrue on such Notes or portions thereof on the applicable redemption date, whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except for the right to receive the redemption price plus unpaid interest on the Notes through the redemption date, upon surrender of such Notes. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business of such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, and interest from the redemption date until such principal, premium and interest is paid, at the rate of interest provided in the Notes, the Registration Rights Agreement and Section 10.01.

Section 13.06.    NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of such Notes at the Company's expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 13.07.    OPTIONAL REDEMPTION.

                  (a) Except as set forth below, prior to May 1, 2004 the Notes are not redeemable at the Company's option. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2004, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period beginning on May 1 of the years indicated below:


         Year                                              Redemption Price
         ----                                              ----------------
         2004                                                 105.250%
         2005                                                 103.500%
         2006                                                 101.750%
         2007 and thereafter                                  100.000%



                  (b) On or prior to May 1, 2002, the Company may, other than in any circumstance resulting in a Change of Control, at its option, use the net proceeds of one or more Equity Offerings (as defined below) following which there is a Public Market (as defined below) to redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price in cash equal to 110.50% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED, that at least 65% of the originally issued aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of any such Equity Offering.

                  As used in the preceding paragraph, an "Equity Offering" means any public offering registered with the Commission for cash by Atrium Holdings or Parent (to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company) or the Company of its Capital Stock (other than Disqualified Capital Stock).

                  A "Public Market" exists at any time with respect to the common stock of Atrium Holdings, Parent or the Company if (a) the common stock of Atrium Holdings, Parent or the Company, as applicable, is then registered with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (b) at least $50.0 million in gross proceeds from the sale of common stock of Atrium Holdings, Parent or the Company, as applicable, by means of an effective registration statement under the Securities Act has been raised prior to such time.

                  (c) At any time on or prior to May 1, 2004, the Notes may be redeemed as a whole and not in part at the option of the Company upon the occurrence of a Change of Control, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest, if any, to, the date of redemption. Notice of any such redemption must be given not later than 90 days after the occurrence of such Change of Control.

                  As used in the preceding paragraph, "Applicable Premium" means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note on such redemption date and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note on May 1, 2004 (as described above under Section 13.07(a)) plus (2) all required interest payments due on such Note through May 1, 2004, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such redemption date.

                  As used in the preceding paragraph, "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the applicable redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 1, 2004; PROVIDED, HOWEVER, that if the period from such redemption date to May 1, 2004 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to May 1, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Section 13.08.    PROCEDURES RELATING TO MANDATORY OFFERS.

                  (a) On the Change of Control Purchase Date or the Net Available Cash Offer Purchase Date, as the case may be, for any Offer the Company will (i) in the case of an Offer resulting from a Change of Control, accept for payment all Notes or portions thereof tendered pursuant to such Offer and, in the case of an Offer resulting from one or more Asset Dispositions, accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to such Offer that can be purchased out of the Note Portion of Unutilized Net Cash Proceeds from such Asset Dispositions to the extent provided in Section 10.16, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Purchase Date, and (iii) deliver, or cause to be delivered, to the Trustee all Notes tendered pursuant to the Offer, together with an Officers' Certificate setting forth the name of each Holder that tendered Notes and the principal amount of the Notes or portions thereof tendered by each such Holder.

                  (b) With respect to any Net Available Cash Offer, (i) if less than all of the Notes tendered pursuant to such Offer are to be accepted for payment by the Company for any reason consistent with this Indenture, the Trustee shall select on or prior to the Net

Available Cash Offer Purchase Date, the Notes or portions thereof to be accepted for payment pursuant to Section 10.16, and (ii) if the Company deposits with the Paying Agent on or prior to the Net Available Cash Offer Purchase Date, an amount sufficient to purchase all Notes accepted for payment, interest shall cease to accrue on such Notes on the Net Available Cash Offer Purchase Date; PROVIDED, HOWEVER, that if the Company fails to deposit an amount sufficient to purchase all Notes accepted for payment, the deposited funds shall be used to purchase on a PRO RATA basis all Notes accepted for payment and interest shall continue to accrue on all Notes not purchased.

                  (c) Promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Notes, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

                  (d) The Company will (i) publicly announce the results of the Offer to Holders not later than the first Business Day after each Change of Control Purchase Date or Net Available Cash Offer Purchase Date, as the case may be, and (ii) as set forth in Section 10.11 and Section 10.16, comply with the applicable tender offer rules and all other securities laws and regulations in connection with any Offer.


                                ARTICLE FOURTEEN

                                  SUBORDINATION

Section 14.01.    AGREEMENT TO SUBORDINATE.

                  The Company and each Guarantor agree, and each Holder by accepting a Note and the related Guarantee agrees, any provisions of this Indenture or the Notes to the contrary notwithstanding, that all obligations owed under and in respect of the Notes and the Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article Fourteen, to the prior payment in full of all Senior Indebtedness of the Company or the Guarantors, as applicable, and that the subordination of the Notes and the Guarantees pursuant to this Article Fourteen is for the benefit of all holders of all Senior Indebtedness of the Company and the Guarantors, as applicable, whether outstanding on the Issue Date or incurred thereafter.

Section 14.02.    LIQUIDATION; DISSOLUTION; BANKRUPTCY.

                  (a) Upon any payment or distribution of the assets of the Company or any Guarantor upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Guarantor or their respective properties, as applicable, holders of Senior Indebtedness of the Company or such Guarantor, as applicable, shall be entitled to receive payment in full of all such Senior Indebtedness before the Holders shall be entitled to receive any payment of principal of or interest in or other costs with respect to the Notes from the Company or such Guarantor, as applicable, and until all such Senior Indebtedness is paid in full, any payment or distribution to which the Holders would be entitled but for this Section 14.02 shall be made to the holders of such Senior Indebtedness (PRO RATA to such holders on the basis of the amounts of Senior Indebtedness held by them) as their interests may appear. Upon any such insolvency or liquidation proceeding or other like proceeding referred to above with respect to the Company or any Guarantor, any payment or distribution of assets of the Company or such Guarantor, as applicable, of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled to except for the provisions of this Indenture shall be paid by the Company or such Guarantor, as applicable, any Custodian or other Person making such payment or distribution, or by the Holders or by the Trustee if received by them, directly to the holders of Senior Indebtedness of the Company or such Guarantor, as applicable, (PRO RATA to such holders on the basis of the amounts of Senior Indebtedness held by them) or their Representatives, as their interests may appear, for application to the payment of all such outstanding Senior Indebtedness until all such Senior Indebtedness has been paid in full, after giving effect to all other payments or distributions to, or provisions made for, holders of such Senior Indebtedness.

                  (b) Notwithstanding anything to the contrary in this Indenture, any disposition by or involving the Company or any Guarantor, or the liquidation or dissolution of the Company or any Guarantor following any disposition, shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 14.02 if such disposition is permitted under Article Eight.

Section 14.03.    DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

                  (a) Neither the Company nor any Guarantor may pay principal of, premium (if any) or interest on the Notes or make any deposit pursuant to Sections 4.02 and 4.03 and may not otherwise purchase or retire any Notes (collectively, "pay the Notes") if (i) any Designated Senior Indebtedness of the Company or such Guarantor, as applicable, is not paid when due or (ii) any other default on Designated Senior Indebtedness of the Company or such Guarantor, as applicable, occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, (x) the default has been cured or waived and/or any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; PROVIDED, HOWEVER, the Company or such Guarantor may pay the Notes, whether directly by the Company or by such Guarantor, without the regard to the foregoing if the Company or such Guarantor and the Trustee receive written notice approving such payment from the Representative of the Designated
Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred and is continuing.

                  (b) During the continuance of any default (other than a default described in Section 14.03(a) (i) and (ii)) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, neither the Company (in the case of the Designated Senior Indebtedness of the Company) nor any Guarantor (in the case of Designated Senior Indebtedness of the Guarantor and subject to Section 12.02) may pay the Notes for a period (the "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company or such Guarantor from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, but subject to the provisions of Section 14.03(a) and the provisions of Section 14.02(a), the Company or the Guarantors, as applicable, may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior during such period, and there shall be a period of at least 180 consecutive days in each 360-day period when no Payment Blockage Period is in effect. A non-payment default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period cannot be made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days and subsequently recurs.

Section 14.04.    ACCELERATION OF NOTES.

                  If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify each holder of Designated Senior Indebtedness of the Company or their Representatives of the acceleration and provide copies of such notice to the Trustee.

Section 14.05.    WHEN DISTRIBUTIONS MUST BE PAID OVER.

                  If the Company or the Guarantors shall make any payment to the Trustee on account of the principal of, or premium, if any, or interest on, the Notes, or any other obligation in respect to the Notes, or the Holders shall receive from any source any payment on account of the principal of, or premium, if any, or interest on, the Notes or any obligation in respect of the Notes, at a time when such payment is prohibited by this Article Fourteen, the Trustee or such Holders shall hold such payment in trust for the benefit of, and shall pay over and deliver to, the holders of Senior Indebtedness of the Company or such Guarantor, as applicable, (PRO RATA as to each of such holders on the basis of the respective amounts of such Senior Indebtedness held by them), or their Representative or the trustee under the indenture or other agreement (if any) pursuant to which such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all such outstanding Senior Indebtedness until all such Senior Indebtedness has been paid in full after giving effect to all other payments or distributions to, or provisions made for, the holders of Senior Indebtedness.

                  With respect to the holders of Senior Indebtedness of the Company or the Guarantors, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this Article Fourteen, and no implied covenants or obligations with respect to any holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company or the Guarantors, and shall not be liable to any holders of such Senior Indebtedness if the Trustee shall pay over or distribute to, or on behalf of, Holders, the Company or the Guarantors or any other Person money or assets to which any holders of such Senior Indebtedness are entitled pursuant to this Article Fourteen.

Section 14.06.    NOTICE.

                  Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article Fourteen, unless the Trustee or the requisite Holders have given notice of acceleration of the Notes or unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company, any Guarantor or one or more holders of Senior Indebtedness of the Company or any Guarantors or a Representative of any holders of such Senior Indebtedness pursuant to Section 14.11; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of Senior Indebtedness of the Company or any Guarantor (or a Representative thereof) to establish that such notice has been given.

                  The Company or the Guarantors shall promptly notify the Trustee and the Paying Agent in writing of any facts it knows that would cause a payment of principal of, or premium, if any, or interest on, the Notes or any other obligation in respect of the Notes to violate this Article Fourteen, but failure to give such notice shall not affect the subordination of the Notes and the Guarantees to the Senior Indebtedness of the Company and the Guarantors, as applicable, provided in this Article Fourteen or the rights of holders of such Senior Indebtedness under this Article Fourteen.

Section 14.07.    SUBROGATION.

                  After all Senior Indebtedness of the Company and the Guarantors has been paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Senior Subordinated Indebtedness) to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Indebtedness. A distribution made under this Article Fourteen to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company or the Guarantors and Holders, a payment by the Company or the Guarantors on its Senior Indebtedness.

Section 14.08.    RELATIVE RIGHTS.

                  The provisions of this Article Fourteen are and are intended solely for the purpose of defining the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall: (1) impair, as between the Company or the Guarantors and Holders, the Company's or the Guarantors' Indenture Obligations, which are absolute and unconditional, to pay principal of, and premium, if any, and interest on, the Notes in accordance with their terms; (2) affect the relative rights of Holders and the Company's or the Guarantors' creditors other than their rights in relation to holders of Senior Indebtedness; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness, if any, under this Article Fourteen.

                  Nothing contained in this Article Fourteen or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Company or the Guarantors and the Holders, the Indenture Obligations of the Company or the Guarantors, which are absolute and unconditional, to pay to the Holders the principal of, and premium, if any, and interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company or the Guarantors other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article Fourteen of the holders of such Senior Indebtedness.

                  The failure to make a payment on account of principal of, or interest on the Notes by reason of any provision of this Article Fourteen shall not be construed as preventing the occurrence of an Event of Default under
Section 5.01.

Section 14.09. THE COMPANY, THE GUARANTORS AND HOLDERS MAY NOT IMPAIR SUBORDINATION.

                  (a) No right of any holder of Senior Indebtedness of the Company or any Guarantor to enforce the subordination as provided in this Article Fourteen shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Company or such Guarantor, as applicable, or by any noncompliance by the Company or such Guarantor, as applicable, with the terms, provisions and covenants of this Indenture or the Notes or any other agreement regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

                  (b) Without in any way limiting Section 14.09(a), the holders of any Senior Indebtedness may, at any time and from time to time, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations to the holders of such Senior Indebtedness, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Indebtedness or any instrument evidencing or guaranteeing or securing such Senior Indebtedness or any agreement under which such Senior Indebtedness is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering, (1) the terms of such Senior Indebtedness, (2) any security for, or any guarantee of, such Senior Indebtedness, (3) any liability of any obligor on such Senior Indebtedness (including any guarantor) or any liability issued in respect of such Senior Indebtedness); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Indebtedness or any liability of any obligor thereon, to such holder, or any liability issued in respect thereof; (iii) settle or compromise any such Senior Indebtedness or any other liability of any obligor of such Senior Indebtedness to such holder or any security therefor or any liability issued in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Senior Indebtedness) in any manner or order; and (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Indebtedness or any liability of any obligor to the holders of such Senior Indebtedness or any liability issued in respect of such Senior Indebtedness.

Section 14.10.    DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                  Whenever a distribution is to be made, or a notice given, to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative, if any. If any payment or distribution of the Company's or any Guarantor's assets is required to be made to holders of any Senior Indebtedness of the Company or such Guarantor, as applicable, pursuant to this Article Fourteen, the Trustee and the Holders shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a Representative of such Senior Indebtedness or a custodian, in ascertaining the holders of such Senior Indebtedness entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Senior Indebtedness and all other facts pertinent to such payment or distribution or to this Article Fourteen.

Section 14.11.    RIGHTS OF TRUSTEE AND PAYING AGENT.

                  The Trustee or Paying Agent may continue to make payments on the Notes unless prior to any payment date it or the requisite Holders have given notice of acceleration of the Notes or it has received at least two Business Days' prior written notice of facts that would cause a payment of principal of, or premium, if any, or interest on, the Notes to violate this Article Fourteen. Only the Company, the Guarantors, a Representative of Senior Indebtedness, or a holder of Senior Indebtedness that has no Representative may give such notice.

                  To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Indebtedness of the Company or the Guarantors (including Senior Indebtedness) with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 14.12.    AUTHORIZATION TO EFFECT SUBORDINATION.

                  Each Holder of a Note by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Fourteen, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes (including, without limitation, the timely filing of a claim for the unpaid balance of the Note that such Holder holds in the form required in any bankruptcy, reorganization, insolvency or receivership proceeding and causing such claim to be approved).

                  If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a representative of any Senior Indebtedness are hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.

Section 14.13.    PAYMENT.

                  A payment on account of or with respect to any Note shall include, without limitation, any direct or indirect payment of principal, premium or interest with respect to or in connection with any optional redemption or purchase provisions, any direct or indirect payment payable by reason of any other Indebtedness or obligation being subordinated to the Notes, and any direct or indirect payment or recovery on any claim as a Holder relating to or arising out of this Indenture or any Note, or the issuance of any Note, or the transactions contemplated by this Indenture or referred to herein.

Section 14.14.    TRUST MONEYS NOT SUBORDINATED; PERMITTED JUNIOR SECURITIES.

                  Notwithstanding anything contained herein to the contrary, (x) payments from money or the proceeds of U.S. Government Obligations held in trust under Article Four by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Fourteen, and none of the Holders shall be obligated to pay over any such amount to the Company, any Guarantor, any holder of Senior Indebtedness of the Company or any Guarantor or any other creditor of the Company or any Guarantor and (y) Holders of the Notes may receive and retain Permitted Junior Securities, and no such receipt or retention shall be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions described in this Article Fourteen, and none of the Holders shall be obligated to pay over any such securities to the Company, any

Guarantor, any holders of Senior Indebtedness of the Company or any Guarantor or any other creditor of the Company or any Guarantor.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

COMPANY:                                  ATRIUM COMPANIES, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Secretary

GUARANTORS:                               ATRIUM CORPORATION


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Secretary

                                          ATRIUM DOOR AND WINDOW
                                          COMPANY - WEST COAST


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Secretary

                                          ATRIUM DOOR AND WINDOW
                                          COMPANY OF THE NORTHEAST


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Secretary

                                          ATRIUM DOOR AND WINDOW
                                          COMPANY OF NEW YORK


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Secretary


                                          ATRIUM DOOR AND WINDOW
                                          COMPANY OF ARIZONA


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Secretary


                                          ATRIUM DOOR AND WINDOW
                                          COMPANY OF NEW ENGLAND


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Secretary


                                          DOOR HOLDINGS, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Assistant
                                                      Secretary


                                          R.G. DARBY COMPANY, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Assistant
                                                      Secretary

                                          R.G. DARBY COMPANY - SOUTH


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Secretary

                                          TOTAL TRIM, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Assistant
                                                      Secretary


                                          TOTAL TRIM, INC. - SOUTH


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Assistant
                                                      Secretary


                                          WING INDUSTRIES HOLDINGS, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Assistant
                                                      Secretary


                                          WING INDUSTRIES, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Assistant
                                                      Secretary

                                          HEAT, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Treasurer and Secretary


                                          H.I.G. VINYL, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title:


                                          THERMAL INDUSTRIES, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Treasurer and Secretary


                                          BEST BUILT, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Secretary


                                          CHAMPAGNE INDUSTRIES, INC.


                                          By: /s/ Jeff L. Hull
                                             ------------------------------
                                             Name: Jeff L. Hull
                                             Title: Executive Vice President
                                                    Chief Financial Officer
                                                    Treasurer and Secretary

TRUSTEE:                                          STATE STREET BANK AND TRUST
                                                     COMPANY


                                                  By:
                                                       Name:  Mark A. Forgetta
                                                       Title:  Vice President

                                                                     EXHIBIT A-1

                                              [FORM OF SECURITY]

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON WHO IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO THE LATER OF (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH ATRIUM COMPANIES, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER

(I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                             ATRIUM COMPANIES, INC.

                                -----------------

              10 1/2% Senior Subordinated Notes due 2009, SERIES A


CUSIP No.
         ----------

No.                                                                   $
   ----------

                  ATRIUM COMPANIES, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on May 1, 2009, at the office or agency of the Company referred to below, and to pay interest thereon on May 1 and November 1 (each an "Interest Payment Date"), of each year, commencing on November 1, 1999, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 10 1/2% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 15 and October 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

                  Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or any Guarantee described on the reverse side hereof, or be valid or obligatory for any purpose.




                  [Remainder of Page Intentionally Left Blank]


                                    A-1-141

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                               ATRIUM COMPANIES, INC.


                                                     By:
                                                            Name:
                                                            Title:


                                                     By:
                                                            Name:
                                                            Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the 10 1/2% Senior Subordinated Notes due 2009, Series A, referred to in the within-mentioned Indenture.

Dated:                                       STATE STREET BANK AND TRUST
                                             COMPANY, as Trustee


                                              By:
                                                   Authorized Signatory


                                      A-1-142

                              [REVERSE OF SECURITY]

                  1. INDENTURE. This Note is one of a duly authorized issue of Notes of the Company designated as its 10 1/2% Senior Subordinated Notes due 2009, Series A (herein called the "Initial Notes"). The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $175,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of May 17, 1999, by and among the Company, each of the guarantors named in the Indenture, as guarantors (herein called the "Guarantors"), and State Street Bank and Trust Company, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantors and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes include the Initial Notes, the Private Exchange Securities and the Unrestricted Notes (including the Exchange Notes referred to below), issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Securities and the Unrestricted Notes are treated as a single class of securities under the Indenture.

                  All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

                  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

                  2. GUARANTEES. This Note is initially entitled to the benefits of the certain senior subordinated Guarantees of the Guarantors and may thereafter be entitled to certain other senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to Article Twelve of the Indenture and to the Guarantees endorsed on this Note for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                  3. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement by and among the Company, the Guarantors and the Initial Purchaser, the Company will


                                    A-1-143
be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note together with the Guarantees hereof endorsed hereon for 10 1/2% Senior Subordinated Notes due 2009, Series B, of the Company (herein called the "Exchange Notes") and the Guarantees endorsed thereon, which have been registered under the Securities Act, in like principal amount and having identical terms as the Notes (other than as set forth in this paragraph) and the Guarantees endorsed hereon, respectively. The Holders of Notes shall be entitled to receive certain liquidated damages in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  4.       REDEMPTION.

                  (a) Except as set forth below, prior to May 1, 2004 the Notes are not redeemable at the Company's option. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2004, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period beginning on May 1 of the years indicated below:


         Year                                           Redemption Price
         ----                                           ----------------
         2004                                               105.250%
         2005                                               103.500%
         2006                                               101.750%
         2007 and thereafter                                100.000%


                  (b) On or prior to May 1, 2002, the Company may, other than in any circumstance resulting in a Change of Control, at its option, use the net proceeds of one or more Equity Offerings (as defined below) following which there is a Public Market (as defined below) to redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price in cash equal to 110.50% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED, that at least 65% of the originally issued aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of any such Equity Offering.

                  As used in the preceding paragraph, an "Equity Offering" means any public offering registered with the Commission for cash by Atrium Holdings or Parent (to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company) or the Company of its Capital Stock (other than Disqualified Capital Stock).

                  A "Public Market" exists at any time with respect to the common stock of Atrium Holdings, Parent or the Company if (a) the common stock of Atrium Holdings, Parent or the Company, as applicable, is then registered with the Commission pursuant to


                                    A-1-144

Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (b) at least $50.0 million in gross proceeds from the sale of common stock of Atrium Holdings, Parent or the Company, as applicable, by means of an effective registration statement under the Securities Act has been raised prior to such time.

                  (c) At any time on or prior to May 1, 2004, the Notes may be redeemed as a whole and not in part at the option of the Company upon the occurrence of a Change of Control, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest, if any, to, the date of redemption. Notice of any such redemption must be given not later than 90 days after the occurrence of such Change of Control.

                  As used in the preceding paragraph, "Applicable Premium" means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note on such redemption date and (ii) the excess of
(A) the present value at such time of (1) the redemption price of such Note on May 1, 2004 (as described above under paragraph (a)) plus (2) all required interest payments due on such Note through May 1, 2004, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such redemption date.

                  As used in the preceding paragraph, "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the applicable redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 1, 2004; PROVIDED, HOWEVER, that if the period from such redemption date to May 1, 2004 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to May 1, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  5. OFFERS TO PURCHASE. Sections 10.11 and 10.16 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Dispositions, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in the Indenture.

                  6. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Notes, plus all accrued and unpaid


                                    A-1-145
interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

                  7. DEFEASANCE. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantors on this Note and (b) certain restrictive covenants and related Defaults, in each case upon compliance by the Company with certain conditions set forth therein.

                  8. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  9. DENOMINATIONS, TRANSFER AND EXCHANGE. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


                                    A-1-146

                  10. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  11. GOVERNING LAW. THE INDENTURE, THIS NOTE AND EACH GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
Atrium Companies, Inc., 1341 West Mockingbird Lane, Suite 1200W, Dallas, Texas 75247, Attention: Chief Financial Officer.


                                      A-1-147

                                 ASSIGNMENT FORM

If you, the holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to



(Insert assignee's social security or tax ID number)







(Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the original issuance date appearing on the face of this Note (or any Predecessor Note) or the last date on which the Company or any Affiliate of the Company or any Guarantor was the owner of this Note (or any Predecessor Note), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

[CHECK ONE]

          (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.


OR

          (b) this Note is being transferred other than in accordance with (a) above and documents, including a transferor certificate substantially in the form of EXHIBIT C to the Indenture in the case of a transfer pursuant to Regulation


                                    A-1-148

S, are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.


If none of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.17 of the Indenture shall have been satisfied.



Date:                Your signature:
     -------------

                                      (Sign exactly as your name appears on the other side of this Note)


                                        By:
                                            NOTICE:  To be executed by an
                                            executive officer


Signature Guarantee:
                     --------------------

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:                                         By:
                                                   NOTICE:  To be executed by an
                                                   executive officer


                                     A-1-149

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Note purchased by the Company pursuant to Section 10.11 or 10.16 of the Indenture, check the appropriate box:

        Section 10.11                           Section 10.16

                  If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.11 or 10.16 of the Indenture, state the amount:

$--------------

Date:                  Your signature:
     ---------------

                                      (Sign exactly as your name appears on the
                                      other side of this Note)
----------------------------------------------------------

                                      By:
                                          NOTICE:  To be executed by an
                                          executive officer


Signature Guarantee:
                     --------------------


                                      A-1-150

                                                                     EXHIBIT A-2

                               [FORM OF SECURITY]


                             ATRIUM COMPANIES, INC.

                                -----------------

              10 1/2% Senior Subordinated Notes due 2009, SERIES B

CUSIP No.
         ------------

No.                                                               $
   -------------

                  ATRIUM COMPANIES, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on May 1, 2009, at the office or agency of the Company referred to below, and to pay interest thereon on May 1 and November 1 (each an "Interest Payment Date"), of each year, commencing on November 1, 1999, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 10 1/2% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 15 and October 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

                  Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or any Guarantee described on the reverse side hereof, or be valid or obligatory for any purpose.



                  [Remainder of Page Intentionally Left Blank]

                                      A-2-152

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                     ATRIUM COMPANIES, INC.


                                                     By:
                                                            Name:
                                                            Title:


                                                     By:
                                                            Name:
                                                            Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the 10 1/2% Senior Subordinated Notes due 2009, Series B, referred to in the within-mentioned Indenture.

                                             STATE STREET BANK AND TRUST
                                             COMPANY, as Trustee


                                             By:
                                                   Authorized Signatory


                                      A-2-153

                              [REVERSE OF SECURITY]

                  1. INDENTURE. This Note is one of a duly authorized issue of Notes of the Company designated as its 10 1/2% Senior Subordinated Notes due 2009 Series B (herein called the "Unrestricted Notes"). The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $175,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of May 17, 1999, by and among the Company, each of the Guarantors named in the Indenture, as guarantors (herein called the "Guarantors"), and State Street Bank and Trust Company, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantors and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes include the Initial Notes, the Private Exchange Securities and the Unrestricted Notes (including the Exchange Notes), issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Securities and the Unrestricted Notes are treated as a single class of securities under the Indenture.

                  All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

                  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

                  2. GUARANTEES. This Note is initially entitled to the benefits of the certain senior subordinated Guarantees of the Guarantors and may thereafter be entitled to certain other senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to Article Twelve of the Indenture and to the Guarantees endorsed on this Note for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                  3.       REDEMPTION.


                                    A-2-154

                  (a) Except as set forth below, prior to May 1, 2004 the Notes are not redeemable at the Company's option. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2004, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period beginning on May 1 of the years indicated below:



         Year                                           Redemption Price
         ----                                           ----------------
         2004                                               105.250%
         2005                                               103.500%
         2006                                               101.750%
         2007 and thereafter                                100.000%


                  (b) On or prior to May 1, 2002, the Company may, other than in any circumstance resulting in a Change of Control, at its option, use the net proceeds of one or more Equity Offerings (as defined below) following which there is a Public Market (as defined below) to redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price in cash equal to 110.50% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED, that at least 65% of the originally issued aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of any such Equity Offering.

                  As used in the preceding paragraph, an "Equity Offering" means any public offering registered with the Commission for cash by Atrium Holdings or Parent (to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company) or the Company of its Capital Stock (other than Disqualified Capital Stock).

                  A "Public Market" exists at any time with respect to the common stock of Atrium Holdings, Parent or the Company if (a) the common stock of Atrium Holdings, Parent or the Company, as applicable, is then registered with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (b) at least $50.0 million in gross proceeds from the sale of common stock of Atrium Holdings, Parent or the Company, as applicable, by means of an effective registration statement under the Securities Act has been raised prior to such time.

                  (c) At any time on or prior to May 1, 2004, the Notes may be redeemed as a whole and not in part at the option of the Company upon the occurrence of a Change of Control, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest, if any, to, the date of redemption. Notice of any such redemption must be given not later than 90


                                      A-2-155
days after the occurrence of such Change of Control.

                  As used in the preceding paragraph, "Applicable Premium" means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note on such redemption date and (ii) the excess of
(A) the present value at such time of (1) the redemption price of such Note on May 1, 2004 (as described above under paragraph (a)) plus (2) all required interest payments due on such Note through May 1, 2004, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such redemption date.

                  As used in the preceding paragraph, "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the applicable redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 1, 2004; PROVIDED, HOWEVER, that if the period from such redemption date to May 1, 2004 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to May 1, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  4. OFFERS TO PURCHASE. Sections 10.11 and 10.16 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Dispositions, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in the Indenture.

                  5. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

                  6. DEFEASANCE. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantors on this Note and (b) certain restrictive covenants and related Defaults, in each case upon compliance by the Company with certain conditions set forth therein.

                  7. AMENDMENTS AND WAIVERS. The Indenture permits, with certain


                                    A-2-156
exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  8. DENOMINATIONS, TRANSFER AND EXCHANGE. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  9. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  10. GOVERNING LAW. THE INDENTURE, THIS NOTE AND EACH GUARANTEE SET FORTH BELOW SHALL BE GOVERNED BY, AND


                                    A-2-157

CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.


                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of this Indenture. Requests may be made to:
Atrium Companies, Inc., 1341 West Mockingbird Lane, Suite 1200W, Dallas, Texas 75247, Attention: Chief Financial Officer.


                                     A-2-158

                                 ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to



(Insert assignee's social security or tax ID number)




(Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

Date:                    Your signature:
     ----------------

                                          (Sign exactly as your name appears on
                                          the other side of this Note)



                                           By:
                                                NOTICE:  To be executed by an
                                                executive officer

Signature Guarantee:
                    -------------------


                                      A-2-159

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Note purchased by the Company pursuant to Section 10.11 or 10.16 of the Indenture, check the appropriate box:

        Section 10.11                     Section 10.16

                  If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.11 or 10.16 of this Indenture, state the amount:

$
 --------------

Date:                  Your signature:
        --------------                     (Sign exactly as your name appears on
                                           the other side of this Note)


                                           By:
                                                NOTICE:  To be executed by an
                                                executive officer

Signature Guarantee:
                     -------------------


                                     A-2-160

                                                                       EXHIBIT B

                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES


                  Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

--------------, ----


State Street Bank and Trust
  Company
Goodwin Square
225 Asylum Street
Hartford, CT 06103

Attention:  Mark Forgetta


                  Re:      ATRIUM COMPANIES, INC. (THE "COMPANY")
                           10 1/2% SENIOR SUBORDINATED NOTES DUE 2009 (THE "SECURITIES")

Ladies and Gentlemen:

                  In connection with our proposed sale of $            aggregate
principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a Person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

                  (5) we have advised the transferee of the transfer restrictions applicable to the Securities;

                  (6) if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act; and

                  (7) if the sale is made during a restricted period and the provisions of Rule 903(c)(3) are applicable thereto, we confirm that such sale has been made in accordance with such provisions.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                            Very truly yours,

                                            [Name of Transferor]


                                            By:
                                                   Authorized Signature

                                                                       EXHIBIT D

                                FORM OF GUARANTEE


                  For value received, the undersigned hereby fully and unconditionally guarantees to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this
Note in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, on this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Twelve of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of May 17, 1999, by and among Atrium Companies, Inc., the Guarantors named therein (including the undersigned) and State Street Bank and Trust Company, as Trustee, as amended or supplemented (the "Indenture").

                  The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are subordinated to Senior Indebtedness of such Guarantor as defined in the Indenture.

                  THIS GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THIS GUARANTEE.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                  IN WITNESS WHEREOF, the undersigned Guarantors have caused this Guarantee to be duly executed.

Dated:
                                                     ATRIUM CORPORATION


                                                     By:
                                                          Name:
                                                          Title:


                                                     ATRIUM DOOR AND WINDOW
                                                     COMPANY WEST COAST


                                                     By:
                                                          Name:
                                                          Title:


                                                     ATRIUM DOOR AND WINDOW
                                                     COMPANY OF THE NORTHEAST


                                                     By:
                                                          Name:
                                                          Title:


                                                     ATRIUM DOOR AND WINDOW
                                                     COMPANY OF NEW YORK


                                                     By:
                                                          Name:
                                                          Title:


                                                     ATRIUM DOOR AND WINDOW
                                                     COMPANY OF ARIZONA

                                              By:
                                                   Name:
                                                   Title:


                                              ATRIUM DOOR AND WINDOW
                                              COMPANY OF NEW ENGLAND


                                              By:
                                                   Name:
                                                   Title:


                                              DOOR HOLDINGS, INC.


                                              By:
                                                   Name:
                                                   Title:


                                              R.G. DARBY COMPANY, INC.


                                              By:
                                                   Name:
                                                   Title:


                                              R.G. DARBY COMPANY, INC. - SOUTH


                                              By:
                                                          Name:
                                                          Title:


                                              TOTAL TRIM, INC.

                                              By:
                                                   Name:
                                                   Title:


                                              TOTAL TRIM, INC. - SOUTH


                                              By:
                                                   Name:
                                                   Title:


                                              WING INDUSTRIES HOLDINGS, INC.


                                              By:
                                                   Name:
                                                   Title:


                                              WING INDUSTRIES, INC.


                                              By:
                                                   Name:
                                                   Title:


                                              HEAT, INC.


                                              By:
                                                   Name:
                                                   Title:


                                              H.I.G. VINYL, INC.

                                              By:
                                                   Name:
                                                   Title:


                                              THERMAL INDUSTRIES, INC.


                                              By:
                                                   Name:
                                                   Title:


                                              BEST BUILT, INC.


                                              By:
                                                   Name:
                                                   Title:


                                              CHAMPAGNE INDUSTRIES, INC.


                                              By:
                                                   Name:
                                                   Title:

                                                                       EXHIBIT E


                          REGISTRATION RIGHTS AGREEMENT


                                 [See attached]